Exhibit 10.11

Execution Version

RECEIVABLE INTEREST PURCHASE AGREEMENT

Dated as of March 31, 2009

Among

IR RECEIVABLES FUNDING TRUST

as the Seller

and

CAFCO, LLC

and

ENTERPRISE FUNDING COMPANY LLC

and

JS SILOED TRUST

as the Investors

and

CITIBANK, N.A.

and

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.

as Banks

and

CITICORP NORTH AMERICA, INC.

as the Program Agent

and

CITICORP NORTH AMERICA, INC.

and

BANK OF AMERICA, N.A.

and

JPMORGAN CHASE BANK, N.A.

as Investor Agents

and

INGERSOLL-RAND COMPANY

as Collection Agent

and

THE ORIGINATORS, DESIGNATED ENTITIES

AND INTERMEDIATE SPVs NAMED HEREIN

i

		Page
SECTION 11.10.	Consent to Jurisdiction	91
SECTION 11.11.	WAIVER OF JURY TRIAL	91
SECTION 11.12.	No Recourse Against Investors, Stockholders, Officers or Directors	91
SECTION 11.13.	Limitation of Owner Trustee Liability	92
SECTION 11.14.	Federal Tax Treatment	92

SCHEDULES
SCHEDULE I	-	Lock-Box Banks
SCHEDULE II	-	Credit and Collection Policy
SCHEDULE III	-	Originators and Divisions
SCHEDULE IV	-	Purchase Agreements
SCHEDULE V	-	Intermediate Sellers and Subservicers
SCHEDULE VI	-	Locations of Records
SCHEDULE VII	-	Special Concentration Limits

ANNEXES
ANNEX A-1	-	Form of Monthly Report
ANNEX A-2	-	Form of Weekly Report
ANNEX A-3	-	Form of Daily Report
ANNEX B	-	Form of Lock-Box Agreement
ANNEX C	-	[Intentionally Omitted]
ANNEX D	-	Form of Assignment and Acceptance
ANNEX E	-	Form of Funds Transfer Letter
ANNEX F	-	[Intentionally Omitted]
ANNEX G-1	-	Parent Undertaking (Group 1)
ANNEX G-2	-	Parent Undertaking (Group 2)
ANNEX G-3	-	Parent Undertaking (Group 3)
ANNEX G-4	-	Parent Undertaking (Group 4)
ANNEX G-5	-	Parent Undertaking (Seller and Collection Agent)

RECEIVABLE INTEREST PURCHASE AGREEMENT

Dated as of March 31, 2009

IR RECEIVABLES FUNDING TRUST, a Delaware statutory trust (the “Seller”), CAFCO, LLC, a Delaware limited liability company, as an Investor (as defined herein), ENTERPRISE FUNDING COMPANY LLC, a Delaware limited liability company, as an Investor, JS SILOED TRUST, a Delaware statutory trust, as an Investor, CITIBANK, N.A., as a Bank (as defined herein), BANK OF AMERICA, N.A., as a Bank and an Investor Agent (as defined herein), JPMORGAN CHASE BANK, N.A., as a Bank and an Investor Agent, CITICORP NORTH AMERICA, INC., a Delaware corporation (“CNAI”), as an Investor Agent and as program agent (the “Program Agent”) for the Investors and the Banks, INGERSOLL-RAND COMPANY, a New Jersey corporation, as Collection Agent (as defined herein), each of the Originators named on Schedule III hereto and each of the Designated Entities and Intermediate SPVs named on Schedule V hereto, agree as follows:

PRELIMINARY STATEMENT. The Seller has acquired, and, subject to the provisions of the Purchase Agreements referred to below, will continue to acquire, Receivables originated by the Originators (as hereinafter defined). The Seller is prepared to sell undivided fractional interests (referred to herein as “Receivable Interests”) in the Receivables. The Investors may, in their respective sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth herein. Accordingly, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2004 Credit Agreement” means that certain Credit Agreement dated as of June 25, 2004 among Ingersoll-Rand Company Limited, IR Company, the lenders party thereto and the agents party thereto, as amended, supplemented or otherwise modified from time to time.

“2005 Credit Agreement” means that certain Credit Agreement dated as of August 12, 2005 among Ingersoll-Rand Company Limited, IR Company, the lenders party thereto and the agents party thereto, as amended, supplemented or otherwise modified from time to time.

“2008 Credit Agreement” means that certain Credit Agreement dated as of June 27, 2008 among Ingersoll-Rand Company Limited, Parent, the lenders party thereto and the agents party thereto, as amended, supplemented or otherwise modified from time to time.

“Accounting-Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Investor that are the subject of this Agreement, the Asset Purchase Agreement of any Bank or any other Transaction Document with all or any portion of the assets and liabilities of any Bank or the Investor Agent in such Investor’s Group (or, with respect to CAFCO, the Program Agent) or any of their respective affiliates as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the SEC, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of any such Bank, Investor Agent, the Program Agent or any of their respective affiliates or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Adjusted Eurodollar Rate” means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

“Affected Person” has the meaning specified in Section 2.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Agent” means any of the Program Agent or any Investor Agent and “Agents” means, collectively, the Program Agent and the Investor Agents.

“Aggregate Loss and Dilution Reserve” means, on any date, an amount equal to the product of (a) the Aggregate Loss and Dilution Reserve Percentage on such date multiplied by (b) the Net Receivables Pool Balance on such date.

“Aggregate Loss and Dilution Reserve Percentage” means, as of any date, the greater of (a) the sum of (i) the Dynamic Loss Reserve Percentage as of such date plus (ii) the Dynamic Dilution Reserve Percentage as of such date and (b) the sum of (i) the Loss Reserve Floor Percentage as of such date plus (ii) the Dilution Reserve Floor Percentage as of such date.

“Alternate Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank’s base rate;

(b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent;

(c) the Federal Funds Rate; and

(d) the Adjusted Eurodollar Rate for a deemed Fixed Period of one month plus 4.50%.

“Applicable Margin” means, at any time, a percentage equal to the sum of (i) the “Euro-Currency Margin” and (ii) the “Commitment Fee Rate” determined pursuant to the provisions of Section 2.7 of the 2008 Credit Agreement and based on the Ratings of IR Parent at such time. For the purposes of this definition, the term “Rating” shall have the meaning set forth in the 2008 Credit Agreement.

“ASI Purchase Agreement” means the Purchase Agreement identified as the “ASI Purchase Agreement” on Schedule IV hereto.

“Asset Purchase Agreement” means (a) in the case of any Bank other than Citibank, BofA and JPMC, the asset purchase agreement or other similar liquidity agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of Citibank, BofA and JPMC, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by such Bank for the benefit of its respective Investor, to the extent relating to the sale or transfer of interests in Receivable Interests, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Assignee Rate” for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Fixed Period, plus (at any time when an Event of Termination shall exist) 2.00%.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee, such Bank’s Investor Agent and the Program Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex D hereto.

“Bank Commitment” of any Bank means (a) with respect to Citibank, $125,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among Citibank, another Bank, the Investor Agent for Citibank and the Program

Agent, (b) with respect to BofA, $100,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among BofA, another Bank, the Investor Agent for BofA and the Program Agent, (c) with respect to JPMC, $100,000,000 or such amount as reduced or increased by any Assignment and Acceptance entered into among JPMC, another Bank, the Investor Agent for JPMC and the Program Agent, or (d) with respect to a Bank (other than Citibank, BofA or JPMC) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment; provided that if the Investors and Banks in any Group (the “Departing Group”) shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and the Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Bank Commitment of each Bank in the Departing Group shall be reduced (ratably, or as otherwise mutually agreed by such Banks) or terminated.

“Banks” means Citibank, BofA, JPMC and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.03.

“Base Financial Statements” means the consolidated balance sheet of Ingersoll-Rand Company Limited, and its Consolidated Subsidiaries as of December 31, 2008, and the related consolidated statements of income, shareowners’ equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in Ingersoll-Rand Company Limited’s 2008 Form 10-K.

“BofA” means Bank of America, N.A.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York City or Charlotte, North Carolina, and (ii) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“CAFCO” means CAFCO, LLC, a Delaware limited liability company, and any successor or assign of CAFCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Canadian Receivable” means any Receivable originated by Trane U.S., the Obligor of which has a billing address in Canada.

“Capital” of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by an Investor or a Bank pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to

Section 2.04(d); provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Citibank” means Citibank, N.A., a national banking association.

“CNAI” has the meaning specified in the introductory paragraph hereof.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

“Collection Agent Default” means any Event of Termination relating to the Collection Agent set forth in Sections 7.01(a), (c), (g) or (j).

“Collection Agent Fee” has the meaning specified in Section 2.05(a).

“Collection Agent Fee Reserve Percentage” means, on any date, an amount equal to:

CAF x RTD

360

where:

CAF	=	the percentage per annum used in the calculation of the Collection Agent Fee in effect on such date.

RTD	=	the Receivable Turnover Days on such date.

“Collection Delay Period” means, on any date, a number of days equal to the product of (i) Receivable Turnover Days on such date and (ii) 0.25.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

“Commitment Termination Date” means the earliest of (a) March 30, 2010, unless, prior to such date (or the date so extended pursuant to this clause), upon the Seller’s request, made not more than 90 nor less than 45 days prior to the then Commitment Termination Date, one or more Banks in each Group which, immediately after giving effect to such extension would have Bank Commitments in an aggregate amount equal to the Investor Purchase Limit of such Group to be in effect immediately after giving effect to such extension, shall in their sole discretion consent, which consent shall be given not more than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring not more than 364 days after the then Commitment Termination Date; provided, however, that any failure of any Bank to respond to the Seller’s request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date, (c) the date determined pursuant to Section 7.01, and (d) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

“Concentration Limit” for any Obligor means at any time 4.00% (“Normal Concentration Limit”), or such other higher percentage or dollar amount (“Special Concentration Limit”) for any Obligor set forth in Schedule VII hereto or otherwise designated by the Program Agent and each Investor Agent in a writing delivered to the Seller; provided that: (a) upon Seller’s request the Program Agent and each Investor Agent shall consider the application of Special Concentration Limits to additional Obligors but the approval of any such request shall be in the sole discretion of the Agents; (b) in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; (c) if the debt rating of an Obligor with respect to which a Special Concentration Limit is in effect is not at least BBB by S&P and Baa2 by Moody’s, the Special Concentration Limit applicable to such Obligor shall cease to be in effect and the Normal Concentration Limit shall thereafter apply with respect to such Obligor; and (d) if the Program Agent or any Investor Agent has reasonably determined that there has been a material change in the financial profile of an Obligor that is subject to a Special Concentration Limit, such Agent may cancel or reduce such Special Concentration Limit upon three Business Days’ notice to the Seller (with a copy to each of the other Agents).

“Consolidated Debt” means, at any date, without duplication, the sum of (i) all amounts which would be set forth opposite the captions “Loans payable” and “Long-term debt” on a balance sheet of IR Parent and its Consolidated Subsidiaries as of such date prepared in accordance with generally accepted accounting principles consistent with those utilized in preparing the Base Financial Statements, (ii) capitalized lease obligations of IR Parent and its Consolidated Subsidiaries and (iii) the higher of the voluntary or involuntary liquidation value of any preferred stock (other than auction-rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed $100,000,000) of a Consolidated Subsidiary held on such date by a Person other than IR Parent or a wholly-owned Consolidated Subsidiary, but in any event excluding subordinated debentures issued by IR Parent to one or more Delaware statutory business trusts and purchased by such trusts with the proceeds of the issuance of trust preferred securities (the “Equity-Linked Subordinated Debentures”). The foregoing definition is based on the understanding of the parties that the obligations covered by clauses (i) and (ii) above are co-extensive in all material respects with the obligations covered by the definition of Debt herein, and the reference to specific balance sheet captions is for the purpose of affording both greater simplicity and greater certainty in determining whether an Event of Termination has occurred and/or is continuing under Section 7.01(n). If the foregoing assumption is at some future time determined not to be correct, and if the Program Agent notifies the Seller and/or the Originators that the Program Agent wishes to amend the foregoing definition to include an obligation covered by the definition of Debt (or if the Seller and/or the Originators notify the Program Agent that the Seller and/or the Originators wish to amend the foregoing definition to exclude an obligation not covered by the definition of Debt), then whether an Event of Termination has occurred and/or is continuing under Section 7.01(n) shall be determined by including in (or excluding from, as the case may be) Consolidated Debt the consolidated amount, determined in accordance with generally accepted accounting principles, of the obligation in question until either such notice is withdrawn or this definition is amended in a manner satisfactory to the Program Agent.

“Consolidated Net Worth” means, in accordance with Section 1.02, at any date, the consolidated stockholders’ equity of IR Parent and its Consolidated Subsidiaries, exclusive of adjustments resulting from any accumulated other comprehensive income, any impairment of tangible assets, or any non-cash charges, but including the amount shown on the balance sheet of IR Parent as of such date in respect of any Equity-Linked Subordinated Debentures (as such term is defined in the definition of Consolidated Debt).

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of IR Parent in its consolidated financial statements if such statements were prepared as of such date.

“Contract” means an agreement between any Originator and an Obligor, in each case substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Program Agent, pursuant to or under which such Obligor shall be obligated to pay (i) for merchandise, insurance or services from time to time or (ii) any principal, interest, fees, expenses or other amounts with respect to a Two-Step Dealer Receivable.

“Core Liability” means, on any date of determination in connection with an Eligible Receivable originated at any time by Thermal King Corporation, that amount, if any, of such Receivable which is allocable to the payment of a refundable fee or deposit on the compressor engine, starter, injection, water pump or alternator core; provided, however if on or prior to such date of determination, Thermo King Corporation has paid such refundable fee or deposit to the relevant Obligor or the time period during which Thermo King Corporation is contractually obligated to pay such refundable fee or deposit to the relevant Obligor has expired, the Core Liability of such Receivable shall be $0.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originators in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

“Cure Account” means a bank account maintained by the Seller at the Cure Account Bank, which shall be subject to a Cure Account Control Agreement.

“Cure Account Bank” means Citibank, N.A., ABA #021000089, or such other bank as the Seller may select to hold the Cure Account.

“Cure Account Control Agreement” means the certain Amended and Restated Cure Account Control Agreement dated as of the date hereof by and among the Collection Agent, the Seller, the Program Agent and the Cure Account Bank, as amended, restated, supplemented and/or otherwise modified from time to time.

“Cure Amount” means on any date the amount (if any) by which the outstanding Capital plus Total Reserves as of the most recent Report Date with respect to a Daily Report exceeds the Maximum Percentage Factor multiplied by the Net Receivables Pool Balance as of the most recent Report Date with respect to such Daily Report.

“Daily Report” means a report in substantially the form of Annex A-3 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Collection Agent pursuant to Section 6.02(g)(iii).

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted U.S. accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

“Default Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the applicable Originator or the Seller during such month by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day.

“Defaulted Receivable” means an Originator Receivable:

(i) as to which any payment, or part thereof, remains unpaid for 61 or more days from the original due date for such payment;

(ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

(iii) which, consistent with the Credit and Collection Policy, would be written off the applicable Originator’s or the Seller’s books as uncollectible.

“Delinquency Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day.

“Delinquent Receivable” means an Originator Receivable that is not a Defaulted Receivable and:

(i) as to which any payment, or part thereof, remains unpaid for 31 or more days from the original due date for such payment; or

(ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the applicable Originator or the Seller.

“Departing Group” has the meaning specified within the definition of “Bank Commitment” in this Section 1.01.

“Designated Entity” means an entity identified as a “Designated Entity” on Schedule V hereto.

“Diluted Receivable” means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by an Originator or the applicable Distributor (in the case of a Two-Step Dealer Receivable) to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other adjustment by an Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivables) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); provided that, notwithstanding any of the foregoing, no Originator Receivable or portion of an Originator Receivable shall be considered a Diluted Receivable because of the financial inability to pay or insolvency of the Obligor of such Originator Receivable.

“Dilution Horizon Factor” means, as of any date, a ratio computed by dividing (i) the sum of (x) the aggregate original Outstanding Balance of all Originator Receivables created by the Originators during the two most recently ended calendar months plus (y) 50% of the aggregate original Outstanding Balance of all Originator Receivables created by the Originators during the calendar month immediately preceding the two most recently ended months by (ii) the Net Receivables Pool Balance as at the last day of the most recently ended calendar month.

“Dilution Ratio” means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended calendar month by dividing (a) the aggregate amount of Originator Receivables which became Diluted Receivables during such calendar month (but excluding, solely for the purpose of calculating the Dilution Reserve Floor Percentage and the Dynamic Dilution Reserve Percentage, any portion of such Diluted Receivables constituting amounts relating to accrual of (i) claims and claim-backs, (ii) co-op advertising and pricing, (iii) Off-Invoice Allowance Accruals and (iv) Core Liabilities by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the second calendar month immediately preceding such calendar month.

“Dilution Reserve Floor Percentage” means, as of any date, the greater of (a) the product of (i) the average of the Dilution Ratios for each of the twelve most recently ended calendar months and (ii) the Dilution Horizon Factor, and (b) 4.00%.

“Dilution Volatility Ratio” means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Two-Month Average Dilution Ratios calculated for each of the twelve most recently ended calendar months minus the average of the Dilution Ratios calculated for each of the twelve most recently ended calendar months, and (b) a ratio calculated by dividing the highest of the Two-Month Average Dilution Ratios calculated for each of the twelve most recently ended calendar months by the average of the Dilution Ratios calculated for each of the twelve most recently ended calendar months.

“Distributor” means a distributor of Trane U.S.

“Division” means a Division of an Originator’s business listed on Schedule III hereto, as such Schedule may be amended from time to time with the prior written consent of the Program Agent and the Investor Agents.

“Dynamic Dilution Reserve Percentage” means, as of any date, the product of (a) the sum of (i) the product of (x) the Stress Factor, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended calendar month, multiplied by (b) the Dilution Horizon Factor as of such date.

“Dynamic Loss Reserve Percentage” means, as of any date, the product of (i) the Stress Factor as of such date multiplied by (ii) the Loss Horizon Factor as of such date multiplied by (iii) the highest of the Loss Ratios calculated for each of the twelve most recently ended calendar months.

“E-Mail Seller Report” has the meaning specified in Section 6.02(g).

“Eligible Assignee” means:

(a) with respect to the Group which includes CAFCO, (i) CNAI or any of its Affiliates, (ii) any Person managed by Citibank, CNAI or any of their Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group and approved by the Seller (which approval by the Seller shall not be unreasonably withheld or delayed and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing);

(b) with respect to the Group which includes Enterprise, (i) BofA or any of its Affiliates, (ii) any Person managed by BofA or any of its Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group and approved by the Seller (which approval by the Seller shall not be unreasonably withheld or delayed and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing); and

(c) with respect to the Group which includes JSST, (i) JPMC or any of its Affiliates, (ii) any Person managed by JPMC or any of its Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group and approved by the Seller (which approval by the Seller shall not be unreasonably withheld or delayed and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing).

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which has a billing address in the United States (or, if such Receivable was originated by Trane U.S., in Canada), is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency, or, in the case of a Canadian Receivable, a federal or provincial Crown corporation;

(ii) which is not a Defaulted Receivable;

(iii) the Obligor of which is not the Obligor of any Defaulted Receivables which in the aggregate constitute 15.00% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

(iv) which, according to the Contract related thereto, is required to be paid in full (A) except in the case of a Seasonal Receivable, within 90 days of the original billing date therefor or, in the case of a Two-Step Dealer Receivable, of the date of creation thereof or (B) in the case of a Seasonal Receivable, within 120 days of the original billing date therefor or, in the case of a Seasonal Receivable constituting a Two-Step Dealer Receivable, of the date of creation thereof;

(v) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended (except in the case of Two-Step Dealer Receivables constituting “payment intangibles”, as such term is defined in clause (vi) below), and the nature of which is such that its purchase with the proceeds of notes would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

(vi) which is an “account” or “chattel paper” (other than “electronic chattel paper”) or, in the case of a Two-Step Dealer Receivable, a “payment intangible” within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

(vii) which is denominated and payable only in United States dollars in the United States;

(viii) which arises under a Contract governed by the laws of the United States which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any Adverse Claim or any dispute, offset, right of recission, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

(ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, any Intermediate Seller, any Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

(x) which arises under a Contract which (A) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller, any applicable Intermediate Seller or the applicable Originator thereunder and (B) does not contain a confidentiality provision that purports to restrict the ability of any Agent, the Investors or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;

(xi) which was generated by the sale of products or services of an Originator (or, in the case of a Two-Step Dealer Receivable, by a loan by Trane U.S. to the Obligor to finance the purchase by the Obligor from a Distributor of products of Trane U.S. and/or related products or services) in the ordinary course of such Originator’s business;

(xii) which has not been compromised, adjusted, extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c));

(xiii) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;

(xiv) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements as either (x) the Program Agent or (y) any Investor Agent of a Group with respect to which the Bank Commitments of the Bank or Banks in such Group exceed 30.00% of the Purchase Limit (or, if the Bank Commitments have been terminated, Banks either holding Receivable Interests (or interests therein) or obligated to purchase interests in Receivable Interests pursuant to their respective Asset Purchase Agreements which aggregate an amount in excess of 30.00% of all outstanding Receivable Interests, may from time to time specify to the Seller upon 30 days’ notice (with a copy of such notice to the other Agents);

(xv) as to which, at or prior to the later of the date of this Agreement and the date 30 days prior to the date such Receivable is created, an Investor Agent has not notified the Seller that such Receivable (or the Obligor of such Receivable) is no longer acceptable for purchase by the Investor or any Bank for which such Investor Agent is acting as Investor Agent due to either (A) criteria deemed necessary by such Investor for compliance with rating agency and third-party guaranty provider requirements, or (B) bona fide credit reasons as determined by such Investor Agent;

(xvi) which arises under a Contract which is not an executory contract;

(xvii) as to which (A) the applicable Originator has satisfied and fully performed all obligations with respect to such Receivable required to be fulfilled by it other than customary warranty obligations, and (B) no further action is required to be performed by any Person other than the issuance of an invoice (except in the case of a Two-Step Dealer Receivable, for which no invoice need be issued) to, and payment thereon by, the applicable Obligor;

(xviii) as to which, in the case of a Two-Step Dealer Receivable, the proceeds of the related loan have been paid directly by Trane U.S. to the applicable Distributor (and not to the Obligor of such Receivable) in payment of the purchase price for the goods and/or services sold by such Distributor to such Obligor and/or credited against amounts owed by such Distributor to Trane U.S.;

(xix) as to which, if such Receivable is a Canadian Receivable, (1) the Originator of such Canadian Receivable is Trane U.S., (2) none of the services (if any) giving rise to such Receivable were rendered to the Obligor thereof in Canada, (3) if the Obligor has a billing address in the Province of Quebec, (A) the Contract with respect to such Canadian Receivable is governed by the laws of one of the States of the United States, (B) pursuant to the express terms of such Contract, all Collections with respect thereto are payable only to locations outside of Canada, and (C) the Originator of such Canadian Receivable has entered into and filed with the appropriate government authority in the Province of Quebec, an assignment, in form and substance satisfactory to the Program Agent, governed by the laws of the Province of Quebec, pursuant to which the Canadian Receivable is assigned from the Originator to the related purchaser under the related Purchase Agreement, and with respect to which evidence of the filing of such assignment has been delivered to the Program Agent, (4) such Canadian Receivable satisfies the requirements of Section 4.01(y), and (5) a UCC financing statement has been filed (and an acknowledgment copy of such financing statement has been delivered to the Program Agent) naming the Originator therefor as “debtor/seller” and naming, whether directly or by assignment, the Program Agent as “buyer/secured party” at the appropriate filing location within the State in which the chief executive office of the Originator for such Canadian Receivable is located, satisfactory in form and substance to the Program Agent; and

(xx) which is not a Hussmann Progress Receivable;

provided, that, from the occurrence of any Level 1 Downgrade Event, no Receivable which is (A) a Seasonal Receivable which, according to the Contract related thereto, is not required to be paid in full within 90 days of the original billing date therefor or (B) a Two-Step Dealer Receivable, shall be an Eligible Receivable.

“Eligible Receivables Balance” means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (without duplication) (i) the aggregate amount of unapplied cash on account of any Eligible Receivables at such time, (ii) the aggregate amount of unapplied credits on account of any Eligible Receivables at such time to the extent deemed Collections have not been paid pursuant to Section 2.04(e), (iii) the then aggregate outstanding balance of all accruals for dilution of Eligible Receivables due to claims and claim-backs and co-op advertising and pricing, (iv) the aggregate amount of payables then due from the Originators or the Seller to any Obligor of Eligible Receivables and deposits received by the Originators or the Seller from any Obligor with respect to Eligible Receivables (but not in excess of the Outstanding Balance of Eligible Receivables of such Obligor), (v) the then aggregate amount of the Core Liabilities, (vi) an amount equal to the then aggregate outstanding balance of all Off-Invoice Allowance Accruals, In-Transit Accruals and Home Depot ROG Accruals, and (vii) with respect to any Eligible Receivable originated by Thermo King SVC, Inc. the portion (if any) of the Outstanding Balance thereof which Thermo King SVC, Inc. is required to remit to any dealer which performed services for the applicable Obligor.

“Enterprise” means Enterprise Funding Company LLC and any successor or assign of Enterprise that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor statute, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Group” means IR Parent and all trades or businesses (whether or not incorporated) that, together, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Fixed Period, the rate appearing on the relevant page of the Reuters screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, as determined by the Program Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in U.S. dollars in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Fixed Period, as the rate for such deposits with a maturity comparable to such Fixed Period (or, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period).

“Eurodollar Rate Reserve Percentage” of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System

(or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

“Event of Termination” has the meaning specified in Section 7.01.

“Facility Termination Date” means the earliest of (a) March 30, 2010 or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b), or (d) the Commitment Termination Date.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Program Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Agreement” has the meaning specified in Section 2.05(b).

“Fees” has the meaning specified in Section 2.05(b).

“Fixed Period” means, with respect to any Receivable Interest:

(a) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each successive period beginning on (and including) the 15th day of each calendar month and ending on (and excluding) the 15th day of the subsequent calendar month, except that the first Fixed Period for such Receivable Interest shall commence on the date of purchase of such Receivable Interest and end on the 15th day of the calendar month in which such purchase occurs (or if such purchase occurs on or after the 15th day of a calendar month, the 15th day of the next calendar month); and

(b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, each successive period of one day;

provided, however, that:

(i) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

(ii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of the purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(iii) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Program Agent with the consent of the Investor Agents (or, if such Termination Date occurs solely as a result of the occurrence of a Facility Termination Date under clause (e) of the defined term Facility Termination Date for less than all the Groups, as shall be selected by the Investor Agent for the Investor and Banks for which such Facility Termination Date under clause (e) is applicable) or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

“Funds Transfer Letter” means a letter in substantially the form of Annex E hereto executed and delivered by the Seller to the Program Agent and the Investor Agents, as the same may be amended or restated in accordance with the terms thereof.

“Group” means (a) with respect to CAFCO, its Investor Agent, its Related Banks and CAFCO, (b) with respect to Enterprise, its Investor Agent, its Related Banks and Enterprise, and (c) with respect to JSST, its Investor Agent, its Related Banks and JSST.

“Home Depot ROG Accruals” means, at any time, with respect to a Receivable originated by Schlage Lock Company LLC or Von Duprin LLC, an accrual accounting for the period between the related invoice and the transfer of title to Home Depot, as Obligor, upon delivery.

“Hussmann Progress Receivable” means, at any time, to the extent not collected at such time, a Receivable which arises under a Contract for the sale and installation by Hussmann Corporation of equipment for the display of refrigerated goods pursuant to which Contract the applicable Obligor is obligated to make periodic payments during the term of the sale and installation, but for which Hussmann Corporation recognizes revenue only when Hussmann Corporation has fully performed all obligations under such Contract with respect to the subject equipment and the Obligor has accepted such equipment, it being understood that upon completion of performance and acceptance by the Obligor, the Receivable shall no longer constitute a “Hussmann Progress Receivable”.

“Impairment Amendment” has the meaning specified in Section 6.06(b).

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Party” has the meaning specified in Section 10.01.

“Ingersoll-Rand Agreement Financial Amendment” has the meaning specified in Section 5.02(g).

“Ingersoll-Rand Agreement Default Amendment” has the meaning specified in Section 5.02(g).

“Ingersoll-Rand Agreements” means financing arrangements of Ingersoll-Rand Company Limited or any of its subsidiaries which are material to Ingersoll-Rand Company Limited and its subsidiaries taken as a whole, including without limitation the 2008 Credit Agreement and those certain other agreements listed as items 4.4 through 4.12 and 10.6 through 10.9 of Ingersoll-Rand Company Limited’s Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC, as each such financing arrangement is amended, restated or otherwise modified from time to time.

“Initial Purchase Agreements” means each of the Purchase Agreements identified as “Initial Purchase Agreements” on Schedule IV hereto.

“Intermediate Seller” means any Designated Entity or Intermediate SPV.

“Intermediate SPV” means an entity identified as an “Intermediate SPV” on Schedule V hereto.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“In-Transit Accruals” means, at any time, with respect to a Receivable originated by Club Car, Inc., an accrual accounting for the period between the related invoice and the transfer of title to the applicable Obligor upon delivery.

“Investor” means CAFCO, Enterprise and JSST, and all other owners by assignment or otherwise of a Receivable Interest originally purchased by CAFCO, Enterprise or JSST and, to the extent of the undivided interests so purchased, shall include any participants.

“Investor Agent’s Account” means (a) with respect to CAFCO and its Related Banks, the special account (account number 40636695) of their Investor Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York, ABA #021-000-089, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent, (b) with respect to Enterprise and its Related Banks, the special account

(account number 01 476 289) of their Investor Agent maintained at the office of Deutsche Bank (New York, NY) for the benefit of “DBTCA as Agent for Enterprise Funding”, at 60 Wall Street, 26th Floor, New York, NY 10005, ABA #021-001-033, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent, and (c) with respect to JSST and its Related Banks, the special account (account number 758660542) of their Investor Agent maintained at the office of JPMC at 10 South Dearborn, 13th Floor, Chicago, IL 60603, Suite IL1-0079, ABA #021-000-021, SWIFT CHASUS33XXX, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent.

“Investor Agent” means (a) with respect to CAFCO and its Related Banks, CNAI or any successor investor agent designated by such parties, (b) with respect to Enterprise and its Related Banks, BofA or any successor investor agent designated by such parties, and (c) with respect to JSST and its Related Banks, JPMC or any successor investor agent designated by such parties.

“Investor Purchase Limit” means (a) with respect to the Group consisting of CAFCO and its Related Banks, $125,000,000, (b) with respect to the Group consisting of Enterprise and its Related Banks, $100,000,000 and (c) with respect to the Group consisting of JSST and its Related Banks, $100,000,000. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group’s Investor Purchase Limit; provided, that if any Departing Group shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Investor Purchase Limit of the Departing Group shall be so reduced or terminated.

“Investor Rate” means for any Fixed Period for any Receivable Interest:

(a) with respect to CAFCO, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Investor from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory or commercial paper notes issued by such Investor that are allocated, in whole or in part, by such Investor’s Investor Agent (on behalf of such Investor) to fund the purchase or maintenance of such Receivable Interest during such Fixed Period as determined by such Investor Agent (on behalf of such Investor) and reported to the Seller, the Program Agent and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory or commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such promissory or commercial paper notes by such Investor Agent (on behalf of such Investor); provided, however, that (a) if any component of such rate is a discount rate, in calculating the “Investor Rate” for such Fixed Period such Investor Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and (b) the per annum rate determined pursuant hereto shall be increased by 2.00% at any time when an Event of Termination shall exist; and

(b) with respect to JSST or Enterprise, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Investor from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory or commercial paper notes issued by such Investor (or its related commercial paper issuer) that are allocated, in whole or in part, by such Investor’s Investor Agent (on behalf of such Investor) to fund the purchase or maintenance of such Receivable Interest during such Fixed Period as determined by such Investor Agent (on behalf of such Investor) and reported to the Seller, the Program Agent and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory or commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such promissory or commercial paper notes by such Investor Agent (on behalf of such Investor); provided, however, that (a) if any component of such rate is a discount rate, in calculating the “Investor Rate” for such Fixed Period such Investor Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and (b) the per annum rate determined pursuant hereto shall be increased by 2.00% at any time when an Event of Termination shall exist.

“IR Company” means Ingersoll-Rand Company, a New Jersey corporation.

“IR Parent” shall mean , (x) until such time as a Subsequent Parent Company qualifies as such under the definition thereof, Ingersoll-Rand Company Limited, a Bermuda company, or (y) the Subsequent Parent Company. For purposes of this Agreement, the “Subsequent Parent Company” shall be the Person that becomes the owner, directly or indirectly, of 100% of the outstanding shares of common stock of, or otherwise merges, amalgamates or consolidates with, Ingersoll-Rand Company Limited (or, if applicable, the existing Subsequent Parent Company) in a transaction where the direct or indirect holders of the capital stock of Ingersoll-Rand Company Limited (or, if applicable, the existing Subsequent Parent Company) that are entitled to vote generally in the election of the board of directors of such company immediately following such transaction are substantially the same as the holders of such capital stock immediately prior to the consummation of such transaction, so long as such Person (1) is organized under the laws of Bermuda, Ireland, the United States of America (or any State thereof or the District of Columbia) or any other jurisdiction that is, after consultation with the Agents, reasonably satisfactory to the Agents (it being understood that, upon the consummation of such transaction and compliance with the requirements set forth in the immediately preceding clause (1), Ingersoll-Rand Company Limited or the existing Subsequent Parent Company, as applicable, shall no longer be “IR Parent” for purposes of this Agreement).

“IR Parties” has the meaning specified in Section 2.10(g), and “IR Party” has the corresponding meaning.

“JPMC” means JPMorgan Chase Bank, N.A.

“JSST” means JS Siloed Trust and any successor or assign of JSST that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities (or such commercial paper or other securities is issued by its related commercial paper issuer) to fund its acquisition and maintenance of receivables.

“Level 1 Downgrade Event” means, at any time, the long term public senior unsecured non-credit-enhanced debt securities of the Undertaking Party are rated below BBB- by S&P or below Baa3 by Moody’s or both S&P and Moody’s shall not have in effect such a debt rating.

“Level 2 Downgrade Event” means, at any time, the long term public senior unsecured non-credit-enhanced debt securities of the Undertaking Party are rated below BB by S&P or below Ba2 by Moody’s or both S&P and Moody’s shall not have in effect such a debt rating.

“Liquidation Day” means, for any Receivable Interest, (i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied or on which a Pool Non-compliance Date exists, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

“Liquidation Fee” means, for (i) any Fixed Period for which Yield is computed by reference to the Investor Rate and a reduction of Capital is made for any reason on any day or (ii) any Fixed Period for which Yield is computed by reference to the Eurodollar Rate and a reduction of Capital is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period (or, in the case of clause (i) above, the maturity of the underlying commercial paper tranches) on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Investors or the Banks which hold such Receivable Interest from the investment of the proceeds of such reductions of Capital.

“Lock-Box Account” means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections and shall include accounts maintained at a Lock-Box Bank into which (i) Collections in the form of checks and other items are deposited that have been sent to one or more post office boxes by Obligors and/or (ii) Collections in the form of electronic funds transfers and other items are paid directly by Obligors.

“Lock-Box Agreement” means an agreement, in substantially the form of Annex B.

“Lock-Box Bank” means any of the banks holding one or more Lock-Box Accounts.

“Long-Term Debt Rating” for any Person means the rating by S&P or Moody’s of such Person’s long-term public senior unsecured non-credit enhanced debt.

“Loss Horizon Factor” means, as of any date, a ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originators during the four most recently ended calendar months by (ii) the Net Receivables Pool Balance as at the last day of the most recently ended calendar month.

“Loss Ratio” means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended calendar months computed for each such month by dividing (a) the sum of the aggregate Outstanding Balance of Originator Receivables which were 61-90 days past due (or otherwise would have been classified during such month as Defaulted Receivables in accordance with clauses (ii) or (iii) of the definition of “Defaulted Receivables”) as at the last day of such month plus (without duplication) write-offs of Receivables during such month which were less than 61 days past due, by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the third preceding month.

“Loss Reserve Floor Percentage” means, as of any date:

(i) before the occurrence of a Level 1 Downgrade Event, (A) four times the Normal Concentration Limit, multiplied by (B) the Eligible Receivables Balance, divided by (C) the Net Receivables Pool Balance; and

(ii) on or after the occurrence of a Level 1 Downgrade Event, (A) five times the Normal Concentration Limit, multiplied by (B) the Eligible Receivables Balance, divided by (C) the Net Receivables Pool Balance.

“Loss-to-Liquidation Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables written off by the Originators or the Seller, or which should have been written off by the Originators or the Seller in accordance with the Credit and Collection Policy, during such calendar month by (ii) the aggregate amount of Collections of Originator Receivables actually received during such calendar month.

“Majority Banks” shall mean (i) at any time when there are only two Banks party hereto, both such Banks, and (ii) at all other times, Banks having Bank Commitments that aggregate an amount greater than 50% of the Purchase Limit or, if the Bank Commitments have been terminated, Banks either holding Receivable Interests (or interests therein) or obligated to purchase interests in Receivable Interests pursuant to their respective Asset Purchase Agreements which aggregate an amount greater than 50% of all outstanding Receivable Interests.

“Material Adverse Effect” means, with respect to any Person, any event or circumstance that has a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or any other Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document or (iii) the collectibility of the Receivables taken as a whole.

“Material Debt” means, with respect to each of IR Parent, Parent, the Originators and the Designated Entities, (i) any Public Debt and (ii) any Debt of any of IR Parent, Parent, the Originators or the Designated Entities and their respective Subsidiaries, arising in one or more related or unrelated transactions in an aggregate principal amount exceeding (x) $50,000,000, until such time as each of the 2004 Credit Agreement and the 2005 Credit Agreement are either terminated or amended to increase the dollar amount set forth in the definition of “Material Debt” therein above $50,000,000 and (y) thereafter, the lesser of (1) $100,000,000 and (2) if either or both of the 2004 Credit Agreement and 2005 Credit Agreement have been amended to increase the dollar amount set forth in the definition of “Material Debt” therein above $50,000,000, such amended dollar amount (and if both of such credit agreements have been so amended, the lesser of such amended dollar amounts).

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in an amount which, if the Plan then terminated, would have a Material Adverse Effect or a material adverse effect on the business, financial position or results of operations or property of IR Parent and its Consolidated Subsidiaries, taken as a whole.

“Maximum Percentage Factor” means, at any time, 100% minus the Minimum Required Seller Interest Percentage.

“Minimum Required Seller Interest Percentage” means, at any time, 7.00%; provided that, for any period (x) during which the Collection Agent is required to deliver a Weekly Report pursuant to Section 6.02(g)(ii), the Minimum Required Seller Interest Percentage shall be determined by the Program Agent (with the approval of the Investor Agents) but shall not be greater than 7.00% nor less than 0.00%, (y) during which the Collection Agent is required to deliver a Daily Report pursuant to Section 6.02(g)(iii), the Minimum Required Seller Interest Percentage shall be 0.00%, or (z) from February 1 to June 30 of any calendar year, the Minimum Required Seller Interest Percentage shall be 0.00%; provided further, however, that upon the occurrence and during the continuance of any failure by the Collection Agent to deliver any Seller Report when due or to make any payment or deposit to be made by it under this Agreement when due, the Minimum Required Seller Interest Percentage shall be 7.00%.

“Monthly Report” means a report in substantially the form of Annex A-1 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Collection Agent pursuant to Section 6.02(g)(i).

“Monthly Settlement Date” means the Business Day immediately following the due date of each Monthly Report.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions.

“Net Receivables Pool Balance” means at any time the Eligible Receivables Balance reduced by the sum of (without duplication): (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Eligible Receivables Balance (or, if the Concentration Limit for such Obligor is a dollar amount and not a percentage, exceeds the Concentration Limit for such Obligor); (ii) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables that are Two-Step Dealer Receivables exceeds 2.00% of the Eligible Receivables Balance; (iii) the aggregate amount by which the then Outstanding Balance of the portion of all Eligible Receivables which, according to the respective Contract related thereto, are required to be paid within more than 60 days but no more than 90 days of the original billing date therefor (or of the date of creation thereof, in the case of a Receivable constituting a Two-Step Dealer Receivable) exceeds 2.50% of the Eligible Receivables Balance, (iv) the aggregate amount by which the then Outstanding Balance of the portion of all Eligible Receivables that are Seasonal Receivables which, according to the respective Contract related thereto, are required to be paid within more than 90 days but no more than 120 days of the original billing date therefor (or of the date of creation thereof, in the case of a Seasonal Receivable constituting a Two-Step Dealer Receivable), exceeds 2.50% of the Eligible Receivables Balance, and (v) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables that are Canadian Receivables exceeds 2.50% of the Eligible Receivables Balance.

“Normal Concentration Limit” has the meaning specified in the definition of “Concentration Limit”.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Off-Invoice Allowance Accruals” means, at any time, with respect to a Receivable, a rebate, volume discount, competitive allowance, incentive payment or similar allowance that does not appear on the face of the related invoice.

“Original PCA” means that certain Purchase and Contribution Agreement dated as of September 11, 2002 (as amended prior to the date hereof) between Trane U.S., as seller, and ASI Receivables Funding LLC, as purchaser.

“Original RIPA” means that certain Receivable Interest Purchase Agreement dated as of September 11, 2002 (as amended prior to the date hereof) among ASI Receivables Funding LLC, as seller, CAFCO, LLC, Citibank, N.A., CNAI, as agent and Trane U.S., as originator and collection agent.

“Originator” means each of the “Originators” named on Schedule III hereto.

“Originator Receivable” means (a) the indebtedness of any Obligor that has a billing address in the United States (or, if such Originator Receivable was originated by Trane U.S., in Canada) resulting from the provision or sale of merchandise, insurance or services by any Originator (in the case of Trane U.S., only to the extent such provision or sale is consummated in connection with its activities conducted through any of its Divisions) under a Contract (whether constituting an account, instrument, chattel paper or general intangible) or (b) a Two-Step Dealer Receivable, and in each case includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; provided that if the Two-Step Dealer Receivable Transfer Termination Date shall occur as provided in Section 2.13, then no Two-Step Dealer Receivables created by Trane U.S. on or after such date shall constitute Originator Receivables hereunder.

“Other Companies” means the Originators, the Intermediate SPVs, the Designated Entities and all of their respective Subsidiaries except the Seller.

“Outstanding Balance” of any Receivable (or portion thereof) at any time means the then outstanding principal balance thereof.

“Parent” means Ingersoll-Rand Global Holding Company Limited, a Bermuda company.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” of any Bank means, (a) with respect to Citibank, the percentage set forth on its signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an Eligible Assignee, (b) with respect to BofA, the percentage set forth on its signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an Eligible Assignee, (c) with respect to JPMC, the percentage set forth on its signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an Eligible Assignee, or (d) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Percentage, or such amount as reduced or increased by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, adjusted as applicable in each case in the event that any Departing Group shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

“Pool Non-compliance Date” means any day on which the Net Receivables Pool Balance as shown in the most recent Seller Report is less than the Required Net Receivables Pool Balance.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Program Agent” has the meaning specified in the introductory paragraph hereof.

“Program Agent’s Account” means the special account (account number 40636695) of the Program Agent (as program agent for the Investors and the Banks) maintained at the office of Citibank at 399 Park Avenue, New York, New York, ABA #021-000-089, or such replacement account as the Program Agent shall designate from time to time in writing to the Investor Agents, the Seller and the Collection Agent.

“Public Debt” means any publicly traded notes, bonds, debentures or similar indebtedness set forth in (a) IR Parent’s Form 10-K for the most recently ended fiscal year or (b) any filings by IR Parent on Form 10-Q or Form 8-K made after the end of the most recently ended fiscal year.

“Purchase Agreements” means each of the Initial Purchase Agreements, the Secondary Purchase Agreements and the Tertiary Purchase Agreements.

“Purchase Limit” means $325,000,000, as such amount may be reduced pursuant to the immediately succeeding sentence or Section 2.01(b). In the event that the Facility Termination Date shall occur solely under clause (e) of such defined term, then on such Facility Termination Date the Purchase Limit shall be reduced by the aggregate Bank Commitments of the Banks in the Group for which such Facility Termination Date has occurred (as such Bank Commitments were in effect immediately prior to such Facility Termination Date). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

“Receivable” means any Originator Receivable which has been acquired by the Seller from the Intermediate SPVs by purchase pursuant to the Purchase Agreements.

“Receivable Interest” means, at any time, an undivided percentage interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

C + YFR + [ALDR × (C/AC)]

NRPB

where:

C	=	the Capital of such Receivable Interest at the time of computation.

YFR	=	the Yield and Fee Reserve of such Receivable Interest at the time of computation.

ALDR	=	the Aggregate Loss and Dilution Reserve at the time of computation.

AC	=	the aggregate Capital of all Receivable Interests at the time of computation.

NRPB	=	the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03.

“Receivable Turnover Days” means, on any date, an amount equal to

OBOR	×	30
CO

where:

OBOR	=	the aggregate Outstanding Balance of all Pool Receivables at the end of the most recently ended month.

CO	=	Collections received during such month.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable.

“Related Bank” means (a) with respect to CAFCO, Citibank, each Bank which has entered into an Assignment and Acceptance with Citibank, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance, (b) with respect to Enterprise, BofA, each Bank which has entered into an Assignment and Acceptance with BofA, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance, and (c) with respect to JSST, JPMC, each Bank which has entered into an Assignment and Acceptance with JPMC, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

“Related Security” means with respect to any Receivable

(i) all of the Seller’s interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

(ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements or other registrations filed against an Obligor describing any collateral securing such Receivable;

(iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iv) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Report Date” means the date as of which information is presented in any Seller Report.

“Required Net Receivables Pool Balance” means, as of any day, the sum of (i) Total Reserves calculated as of such day plus (ii) the aggregate outstanding Capital for all Receivable Interests as of such day plus (iii) the Minimum Required Seller Interest Percentage then in effect of the Net Receivables Pool Balance as of such day.

“S&P” means Standard and Poors, a division of the McGraw-Hill Companies, Inc.

“Seasonal Receivables” means Receivables created by Club Car, Inc., Thermo King de Puerto Rico, Inc., Thermo King Corporation, and Trane U.S. in any of January, February, March or April of any calendar year.

“SEC” means the Securities and Exchange Commission.

“Secondary Purchase Agreements” means each of the Purchase Agreements identified as “Secondary Purchase Agreements” on Schedule IV hereto.

“Seller” has the meaning specified in the introductory paragraph hereof.

“Seller Report” means a Monthly Report, a Weekly Report or a Daily Report.

“Settlement Date (Capital)” for any Receivable Interest means, (i) each day on which funds from the Cure Account are remitted to the Investor Agents’ Accounts pursuant to the last paragraph of Section 2.04(b) and (ii) (x) if the Termination Date for such Receivable Interest has not occurred, (A) the Business Day immediately following the due date of each Monthly Report or Weekly Report or (B) at any time that the Collection Agent is required to deliver Daily Reports in accordance with Section 6.02(g)(iii), the due date of each Daily Report, or (y) if the Termination Date for such Receivable Interest has occurred, the last day of each Fixed Period for such Receivable Interest.

“Settlement Date (Yield and Fees)” for any Receivable Interest means the Monthly Settlement Date (and if Yield with respect to such Receivable Interest is computed by reference to the Assignee Rate, Yield and Fees accrued to such date shall be payable on such date and if Yield with respect to such Receivable Interest is computed by reference to the Investor Rate, Yield and Fees accrued to the end of the most recent Fixed Period shall be payable on such date); provided, however, that if the Termination Date for such Receivable Interest has occurred, the Settlement Date (Yield and Fees) for such Receivable interest may be such more frequent dates as selected by the Program Agent.

“Short-Term Debt Rating” for any Person means the rating by S&P or Moody’s of such Person’s short-term public unsecured non-credit enhanced debt.

“Stress Factor” means, (i) at any time that a Level 1 Downgrade Event has occurred but a Level 2 Downgrade Event has not occurred, 2.25, (ii) at any time that a Level 2 Downgrade Event has occurred, 2.50, and (iii) at any other time, 2.0.

“Subject Credit Agreement Parties” has the meaning specified in Section 5.02(g).

“Subservicer” means an entity identified as a “Subservicer” on Schedule V hereto.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller, an Intermediate SPV, an Originator, Parent or IR Parent, as the case may be, or by one or more Subsidiaries, or by the Seller, an Intermediate SPV, an Originator, Parent, or IR Parent, as the case may be, and one or more Subsidiaries.

“Tax Act” means the Income Tax Act (Canada) and the Regulations thereunder, as amended, modified or replaced from time to time.

“Tax Convention” means a convention for the avoidance of double income taxation between Canada and another country.

“Termination and Release Agreement” means that certain Termination and Release Agreement relating to the Original RIPA and dated as of the date hereof among ASI Receivables Funding LLC, CAFCO, LLC, Citibank, CNAI, as agent and Trane U.S.

“Termination Date” for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Investor Agent for such Investor so designates by notice to the other (with a copy to the Program Agent and the other Investor Agents) at least one Business Day in advance for such Receivable Interest and (b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Program Agent and the Investor Agents at least one Business Day in advance for such Receivable Interest and (b) the Commitment Termination Date.

“Tertiary Purchase Agreements” means each of the Purchase Agreements identified as “Tertiary Purchase Agreements” on Schedule IV hereto.

“Total Reserves” means at any time the sum of (i) the Aggregate Loss and Dilution Reserve, and (ii) the aggregate Yield and Fee Reserves for all Receivable Interests.

“Trane U.S.” means Trane U.S. Inc., a Delaware corporation.

“Transaction Document” means any of this Agreement, the Purchase Agreements, the Lock-Box Agreements, the Cure Account Control Agreement, the Fee Agreement, the Undertakings and all other agreements and documents delivered and/or related hereto or thereto.

“Trigger Event” means the occurrence of an Event of Termination or the occurrence of the Termination Date for all outstanding Receivable Interests.

“Two-Month Average Dilution Ratio” means, for any calendar month, the average of the Dilution Ratios for such month and the immediately preceding calendar month.

“Two-Step Dealer Receivable” means the indebtedness of any Obligor under a Contract (whether constituting an account, instrument, chattel paper, payment intangible or general intangible) resulting from a loan by Trane U.S. to such Obligor to finance the purchase by such Obligor from a Distributor of (i) merchandise sold by the Trane Residential Systems Division of Trane U.S. to such Distributor or (ii) other merchandise or services incidental to the sale of Trane Residential Systems merchandise to such Obligor, provided that the Obligor, at the time of creation of such indebtedness, is a dealer of such Distributor.

“Two-Step Dealer Receivable Transfer Termination Date” has the meaning specified in Section 2.13.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unfunded Liabilities” means, with respect to any Plan during the term of this Agreement, the amount (if any) by which (i) the present value of all accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined on the basis of a Plan termination as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Underlying Inventory Security Interest” means, with respect to a Receivable, any security interest in inventory granted by the Obligor of such Receivable to secure the repayment of such Receivable.

“Undertakings (Originators)” means either (i) the agreements dated as of the date hereof executed by Parent substantially in the form of Annexes G-1 through G-4 hereto or (ii) if IR Parent has delivered such agreements to the Program Agent pursuant to Section 7.01(p) hereof, the agreements executed by IR Parent substantially in the form of Annexes G-1 through G-4 hereto, in each case as the same may be amended, modified or restated from time to time.

“Undertaking Party” means Parent, or, if IR Parent has delivered replacement Undertakings pursuant to Section 7.01(p) hereof, IR Parent.

“Undertakings” means, collectively, either (i) the agreements dated as of the date hereof executed by Parent substantially in the form of Annexes G-1 through G-5 hereto or (ii) if IR Parent has delivered such agreements to the Program Agent pursuant to Section 7.01(p) hereof, the agreements executed by IR Parent substantially in the form of Annexes G-1 through G-5 hereto, in each case as the same may be amended, modified or restated from time to time.

“Week” means each calendar week beginning on Saturday and ending on (and including) the following Friday.

“Weekly Report” means a report in substantially the form of Annex A-2 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Collection Agent pursuant to Section 6.02(g)(ii).

“Yield” means for each Receivable Interest for each Fixed Period:

(i) for each day during such Fixed Period to the extent an Investor will be funding its portion of such Receivable Interest through the issuance of commercial paper or other promissory notes, as the case may be,

IR × C ×	ED
360

(ii) for each day during such Fixed Period to the extent (x) an Investor will not be funding its portion of such Receivable Interest through the issuance of commercial paper or other promissory notes, as the case may be, or (y) a Bank will be funding its portion of such Receivable Interest,

AR × C ×	ED
360

where:

AR	=	the Assignee Rate for such portion of such Receivable Interest for such Fixed Period

C	=	the Capital of such portion of such Receivable Interest during such Fixed Period

IR	=	the Investor Rate for such portion of such Receivable Interest for such Fixed Period

ED	=	the actual number of days elapsed during such portion of such Fixed Period provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield and Fee Reserve” means, for any Receivable Interest on any date, an amount equal to:

(C x YFRP) + (CAFP x OB) + AUYF

where:

C	=	the Capital of such Receivable Interest at the close of business of the Collection Agent on such date.

YFRP	=	the Yield and Fee Reserve Percentage on such date.

CAFP	=	the Collection Agent Fee Reserve Percentage on such date.

OB	=	the aggregate Outstanding Balance of all Receivables at the end of the most recently ended calendar month.

AUYF	=	accrued and unpaid Yield, Collection Agent Fee and Fees on such date, in each case for such Receivable Interest.

“Yield and Fee Reserve Percentage” means, on any date, the greater of (a) 2.00% and (b) a percentage equal to:

[(AER × 1.50) + AM + PF] × (RTD + CDP)

360

where:

AER	=	the Adjusted Eurodollar Rate for a deemed Fixed Period of one month in effect on such date.

AM	=	the percentage figure set forth in clause (d) of the definition of “Alternate Base Rate” above.

PF	=	the Program Fee (as defined in the Fee Agreement), in effect on such date.

RTD	=	the Receivable Turnover Days on such date.

CDP	=	the Collection Delay Period on such date.

SECTION 1.02. Other Terms; GAAP. (a) Subject to clause (b) of this Section 1.02, all accounting terms not specifically defined herein shall be construed in accordance with generally accepted U.S. accounting principles.

(b) All calculations determining compliance with Section 7.01(n) (including with respect to the definitions used therein) shall be made for the relevant Person and its Consolidated Subsidiaries on a consolidated basis in accordance with, and all financial statements required to be delivered hereunder shall be prepared in accordance with, generally accepted U.S. accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by IR Parent’s independent public accountants) with the most recent audited consolidated financial statements of IR Parent and its Consolidated Subsidiaries delivered to the Program Agent and the Investor Agents; provided that, (x) if the Seller and/or the Originators notify the Program Agent and each Investor Agent that the Seller and/or the Originators wish to amend such Section 7.01(n) to eliminate the effect of any change in generally accepted accounting principles on the operation of such Event of Termination (or if the Program Agent or any Investor Agent notifies the Seller and/or the Originators that such Agent wishes to amend Section 7.01(n) for such purpose), then compliance with tests set forth in the applicable section shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such section is amended in accordance with the terms of Section 11.01 hereof, and (y) for purposes of determining Consolidated Net Worth, generally accepted accounting principles as in effect at the time of and as used to prepare the Base Financial Statements shall be used for such determination, notwithstanding any change in such generally accepted accounting principles after the date of such financial statements, provided that Consolidated Net Worth shall be determined excluding the effect of goodwill impairment charges, net of taxes, to the extent that such effect would not otherwise have been included in such determination but for the application of FAS 142.

(c) All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

(d) Notwithstanding any termination of the 2008 Credit Agreement, the provisions of this Agreement and each of the other Transaction Documents, and references to the 2008 Credit Agreement herein and therein, will be interpreted as if the 2008 Credit Agreement was still in effect.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01. Purchase Facility. (a) On the terms and conditions hereinafter set forth, each of the Investors may, in its sole discretion, ratably in accordance with the Investor Purchase Limit of its Group, and, if and to the extent such Investor does not make a purchase, the Related Banks for such Investor shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of the Investors) and to the Commitment Termination Date (in the case of the Banks). Under no circumstances shall any Investor make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

(b) The Seller may at any time, upon at least five Business Days’ notice to the Program Agent and the Investor Agents, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $3,000,000 or an integral multiple thereof.

(c) Until the Program Agent (or any Investor Agent with respect to its Investor) gives the Seller the notice provided in Section 3.02(c)(iii), the Program Agent, on behalf of the Investors which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests. The Program Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

(d) The Seller, Investors, Banks, Investor Agents and Program Agent intend that sales of Receivables Interests made pursuant to this Agreement will constitute a sale, transfer, and assignment of the Receivable Interests, for all purposes other than tax, to the Investors or the Banks, as applicable.

SECTION 2.02. Making Purchases. (a) Each purchase by any of the Investors or the Banks shall be made on at least two Business Days’ notice from the Seller to the Program Agent and each Investor Agent; provided that no more than 2 purchases shall be made in any one calendar month (and during such period that the Collection Agent is required to deliver a Weekly Report pursuant to Section 6.02(g)(ii) or a Daily Report pursuant to Section 6.02(g)(iii) an additional 2 purchases may be made in any one calendar month). Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being referred to herein as the initial “Capital” of the Receivable Interest then being purchased), (ii) the allocation of such amount among each of the Groups (which shall be proportional to the Investor Purchase Limit of each Group), and (iii) the date of such purchase (which shall be a Business Day). Each Investor shall promptly notify the Program Agent whether such Investor has determined to make the requested purchase on the terms specified by the Seller. The Program Agent shall promptly thereafter notify the Seller whether the Investors have determined to make the requested purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Investors. If, on the date any Investor Agent receives any notice of purchase (and provided that such notice is received by 2:00 p.m. (New York City time) on a Business Day), such Investor Agent is aware that the Investor for which such Investor Agent is acting as Investor Agent will not make such purchase, such Investor Agent will notify the Seller, the Program Agent and each other Investor Agent thereof by the end of such day (which notice may be by telephone).

If any Investor has determined not to make the entire amount of a purchase requested to be made by it, the Investor Agent for such Investor shall promptly send notice of the proposed purchase to all of the Related Banks for such Investor concurrently by telecopier or e-mail, specifying the date of such purchase, the aggregate amount of Capital of Receivable Interest being purchased by such Related Banks (which amount shall be equal to the portion of the initial Capital not funded by such Investor), and each such Related Bank’s portion thereof (determined ratably in accordance with its respective Bank Commitment).

(b) On the date of each such purchase of a Receivable Interest, the applicable Investors and/or Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to the Program Agent, in same day funds at the Program Agent’s Account, and Program Agent shall, on such date and upon receipt of such amounts from the Investors and/or Banks, as the case may be, make available to the Seller in same day funds, at the account set forth in the Funds Transfer Letter, an aggregate amount equal to the initial Capital of such Receivable Interest; provided, however, if such purchase is being made by the applicable Banks following the designation by the Investor Agent for an Investor of a Termination Date for a Receivable Interest owned by such Investor pursuant to clause (i)(a) of the definition of Termination Date and any Capital of such Receivable Interest is outstanding on such date of purchase, the Seller hereby directs the applicable Banks to pay the proceeds of such purchase (to the extent of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor) to the relevant Investor Agent’s Account, for application to the reduction of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor.

(c) Effective on the date of each purchase pursuant to this Section 2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Program Agent, for the benefit of the parties making such purchase, an undivided percentage interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

(d) Notwithstanding the foregoing, (i) none of CAFCO, Enterprise or JSST shall make purchases under this Section 2.02 at any time in an amount which would exceed the Investor Purchase Limit of such Investor’s Group and (ii) a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed such Bank’s Bank Commitment less the sum of (A) the aggregate outstanding and unpaid amount of any purchases made by such Bank under such Bank’s Asset Purchase Agreement plus (B) such Bank’s ratable share of the aggregate outstanding portion of Capital held by the Investor in such Bank’s Group (whether or not any portion thereof has been assigned under an Asset Purchase Agreement), after giving effect to reductions of the Capital held by the Investor in such Bank’s Group to be made on the date of such purchase (whether from the distribution of Collections or from the proceeds of purchases by such Bank). Each Bank’s obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

(e) Interests in all of the Originator Receivables originated by the Trane Residential Systems Division of Trane U.S. in existence immediately prior to the effectiveness of this Agreement (and all Related Security with respect to such Originator Receivables) have heretofore been sold by Trane U.S. to ASI Receivables Funding LLC pursuant to the Original PCA and by ASI Receivables Funding LLC to CAFCO pursuant to the Original RIPA. The Seller hereby agrees that it will cause any Adverse Claim or other interests granted in favor of ASI Receivables Funding LLC, CAFCO, or CNAI, as agent under the Original RIPA, to be released on the date hereof.

(f) The failure of any Group to deposit its ratable portion of any purchase pursuant to this Section 2.01 in accordance with the Investor Purchase Limit of its Group into the Program Agent’s account on the date of such purchase shall not relieve any other Group of its obligations hereunder to fund its ratable portion of any purchase pursuant to this Section 2.01 in accordance with the Investor Purchase Limit of its Group on such date. Unless Program Agent shall have been notified in writing by any Investor Agent at least two Business Days preceding the purchase date for any purchase pursuant to this Section 2.01 that the Investors and Banks in such Investor Agent’s Group do not intend to fund such Group’s ratable portion of any purchase pursuant to this Section 2.01 in accordance with the Investor Purchase Limit of such Group, the Program Agent may assume that the Investors and/or Banks in such Group have funded their ratable portion of any purchase pursuant to this Section 2.01 in accordance with the Investor Purchase Limit of such Group and are depositing such sums into the Program Agent’s Account on the purchase date. The Program Agent in its discretion may, but shall not be obligated to, disburse a corresponding amount to the Seller on such date together with the proceeds funded by the other Groups. If the Program Agent disburses the amounts for any purchase but any Group fails to fund its ratable portion of any purchase pursuant to this Section 2.01 in accordance with the Investor Purchase Limit of its Group on or prior to the purchase date therefor, the Investor Agent for such Group shall pay to the Program Agent on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to the Seller until the date such amount is paid or repaid to the Program Agent, at the Eurodollar Rate. If the Program Agent so requests, the Seller shall return to the Program Agent such corresponding amount pursuant to documentation reasonably acceptable to the Seller and the Program Agent.

SECTION 2.03. Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant; provided, however, that from and after the date on which the Termination Date shall have occurred for all Receivable Interests and until each Receivable Interest becomes zero in accordance with the next sentence, each Receivable Interest shall be calculated as the percentage equivalent of a fraction the numerator of which is the percentage representing such Receivable Interest immediately prior to such date and the denominator of which is the sum of the percentages representing all Receivable Interests which were outstanding immediately prior to such date. Each Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

SECTION 2.04. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

(b) The Collection Agent shall, on each day on which Collections of Pool Receivables are received by it:

(i) with respect to each Receivable Interest, set aside on its books and hold for the benefit of (and, at the request of the Program Agent following the taking of any action permitted by the first sentence of Section 6.03(a), segregate for) the Investors or the Banks that hold such Receivable Interest and for the Investor Agents, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

(ii) on each such date which is a day following a Report Date on which a Daily Report was delivered showing that (x) outstanding Capital plus Total Reserves exceeded (y) the sum of the Maximum Percentage Factor multiplied by the Net Receivables Pool Balance (as of the related Report Date) plus the amount (if any) on deposit in the Cure Account as of the related Report Date, the Collection Agent shall remit to the Cure Account the remaining Collections in the Lock-Box Accounts and Collections received by the Collection Agent on such date, provided that the Collection Agent shall not be obligated to remit Collections to the Cure Account pursuant to this clause (ii) to the extent that after giving effect thereto the amount on deposit in the Cure Account would exceed the Cure Amount;

(iii) with respect to each Receivable Interest, if such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Investors or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 2.03;

(iv) if such day is a Liquidation Day for any one or more Receivable Interests, set aside on its books and hold for the benefit of (and, at the request of the Program Agent, segregate for) the Investors and/or the Banks that hold such Receivable Interests and for the Investor Agents (x) if such day is a Liquidation Day for less than all of the Receivable Interests, the percentage of such Collections represented by such Receivable Interests, and (y) if such day is a Liquidation Day for all of the Receivable Interests, all of the remaining Collections (but not in excess of the Capital of such Receivable Interests and any other amounts payable by the Seller hereunder); provided that if amounts are set aside and held for the benefit of any Investors or Banks on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the next Settlement Date (Capital) the conditions set forth in Section 3.02 are satisfied or waived by the Agents, such previously set aside amounts shall, to the extent they represent a return of Capital and have not been deposited to the Investor Agent’s Accounts pursuant to Section 2.04(c), be reinvested in accordance with the preceding subsection (iii) on the day of such subsequent satisfaction or waiver of conditions; and

(v) during such times as amounts are required to be reinvested in accordance with the foregoing subsection (iii) or the proviso to subsection (iv), release to the Seller for its own account any Collections in excess both of such amounts and of the amounts that are required to be set aside pursuant to subsections (i) and (ii) above.

On any Business Day on which funds are on deposit in the Cure Account, the Collection Agent (i) shall, upon the occurrence and continuance of a Trigger Event or upon the written request of Investor Agents representing the Majority Banks, and may (if the funds in the Cure Account exceed $2,500,000), upon written notice to the Program Agent and each of the Investor Agents, remit such funds from the Cure Account to the Program Agent’s Account, and the Program Agent shall thereafter deposit each Investor Agent’s allocable portion thereof to the Investor Agent’s Accounts for the ratable payment of Capital and any other amounts owed by the Seller hereunder to the relevant Investors and Banks pursuant to Section 2.04(d), or (ii) may, following delivery of a Seller Report to the Program Agent and each of the Investor Agents, withdraw from the Cure Account and remit to the Seller all or a portion of the funds in the Cure Account; provided that (x) no Trigger Event shall have occurred and be continuing and (y) such Seller Report shall state that, as of the related Report Date after taking account of the proposed withdrawal, (A) the sum of the Maximum Percentage Factor multiplied by the Net Receivables Pool Balance and the remaining amount on deposit in the Cure Account will be equal to or greater than (B) outstanding Capital plus Total Reserves, and such Seller Report shall set forth the calculation supporting such statement.

(c) The Collection Agent shall deposit into the Program Agent’s Account, and the Program Agent shall thereafter, after taking into account any deductions that the Program Agent may make in accordance with clause “first” of Section 2.04(d)(ii), deposit in the applicable Investor Agent’s Account of each Investor Agent, (i) on the Settlement Date (Yield and Fees) for each Receivable Interest, Collections held for the Investors or the Banks in each Investor Agent’s Group with respect to Yield, Fees and other amounts (other than Capital) that relate to such Receivable Interest pursuant to Section 2.04(b); provided that, if such Settlement Date (Yield and Fees) is not a Liquidation Day or a Pool Non-compliance Date, the Collection Agent may withhold from each such deposit an amount equal to all accrued Collection Agent Fee payable by the Investors and Banks in each Group, and (ii) on the Settlement Date (Capital) for each Receivable Interest, all other Collections held for the Investors or the Banks in each Investor Agent’s Group that relate to such Receivable Interest pursuant to Section 2.04(b). On the Business Day immediately following the delivery of any Monthly Report or Weekly Report which sets forth a Pool Non-compliance Date as of the close of business on the last Business Day of the preceding calendar month or Week, as applicable, and on each Business Day thereafter until a Pool Non-compliance Date no longer exists, the Collection Agent shall deposit into the Program Agent’s Account, and the Program Agent shall thereafter deposit each Investor Agent’s allocable portion thereof to the Investor Agent’s Accounts, Collections set aside pursuant to subsection (iv) of Section 2.04(b); provided that the aggregate amount deposited pursuant to this sentence with respect to any Monthly Report or Weekly Report shall not exceed an amount such that, after giving effect to the application of such amount to the reduction of Capital, the Net Receivables Pool Balance is equal to the Required Net Receivables Pool Balance.

(d) Upon receipt of funds deposited into an Investor Agent’s Account, the relevant Investor Agent shall distribute them as follows:

(i) if such distribution occurs on a day that is not a Liquidation Day, first to the Investors or the Banks in its Group that hold the relevant Receivable Interest and to such Investor Agent in payment in full of all accrued Yield and Fees, second to the Collection Agent in payment in full of all accrued Collection Agent Fee payable by the Investors and Banks in its Group, except to the extent such Collection Agent Fee has been withheld by the Collection Agent pursuant to Section 2.04(c) above, and third to such Investor Agent and/or the Investors and Banks in its Group in payment of any other amounts (other than Capital) owed by the Seller hereunder; provided, however, that the portion (if any) of such deposit withdrawn from the Cure Account pursuant to the last paragraph of Section 2.04(b) shall be first paid ratably to the Investors or Banks in such Group holding any portion of the relevant Receivable Interests in reduction of Capital.

(ii) if such distribution occurs on a Liquidation Day, first to the Program Agent (if such Investor Agent is CNAI) in payment of any amounts owed by the Seller to the Program Agent and/or CNAI pursuant to Section 11.04(a) in connection with out-of-pocket costs and expenses incurred by the Program Agent and to such Investor Agent in payment of any amounts owed by the Seller to such Investor Agent pursuant to Section 11.04(a) in connection with out-of pocket costs and expenses incurred by such Investor Agent (it being understood and agreed that the amounts payable under this clause “first” may, if the Program Agent so elects, be deducted by the Program Agent from the amounts deposited by the Program Agent into the applicable Investor Agent’s Account), second to the Collection Agent (if the Collection Agent is not IR Company or an Affiliate of IR Company) in payment in full of all accrued Collection Agent Fee payable by the Investors and Banks in such Investor Agent’s Group, third to the Investors or the Banks in such Investor Agent’s Group that hold the relevant Receivable Interest and to such Investor Agent in payment in full of all accrued Yield, Fees and Liquidation Fee, fourth to such Investors and/or Banks in reduction to zero of all Capital, fifth to such Investors, Banks or such Investor Agent in payment of any other amounts owed by the Seller hereunder, and sixth to the Collection Agent (if the Collection Agent is IR Company or an Affiliate of IR Company); provided, however, that if such funds were deposited into such Investor Agent’s Account pursuant to the second sentence of Section 2.04(c) as the result of the occurrence of a Pool Non-compliance Date, such funds shall instead be distributed ratably to the Investors or the Banks in such Group that hold the relevant Receivable Interest in reduction of the Capital thereof.

After the Capital, Yield, Fees and Collection Agent Fee with respect to all Receivable Interests, and any other amounts payable by the Seller to the Investors, the Banks, the Investor Agents or the Program Agent hereunder, have been paid in full and any contingent obligations of the Program Agent under any Lock-Box Agreement or the Cure Account Agreement have been released, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

(e) For the purposes of this Section 2.04:

(i) if on any day any Pool Receivable becomes (in whole or in part) a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such Diluted Receivable;

(ii) if on any day any of the representations or warranties contained in Section 4.01(i) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

(iii) except as provided in subsection (i) or (ii) of this Section 2.04(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

(iv) if and to the extent the Program Agent or any of the Investor Agents, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Program Agent or such Investor Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f) Within one Business Day after the end of each Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each Investor Agent shall furnish the Program Agent with, and the Program Agent shall forward to the Seller, an invoice setting forth the amount of the accrued and unpaid Yield and Fees for such Fixed Period with respect to the Receivable Interests held by the Investors and the Banks in such Investor Agent’s Group.

(g) For the avoidance of doubt, to the extent that cash is released to the Seller pursuant to and in accordance with Section 2.04(b) and is subsequently applied by the Seller to purchase Receivables under a Purchase Agreement, such cash shall, upon the completion of such purchase of Receivables, be automatically released from any security interest granted in such cash pursuant to Section 2.11.

SECTION 2.05. Fees. (a) Each Investor and Bank shall pay (which payment may be satisfied by a withholding by the Collection Agent pursuant to Section 2.04(c) above) to the Program Agent, and the Program Agent shall pay to the Collection Agent upon receipt thereof, a fee (the “Collection Agent Fee”) of 0.75% per annum on an amount equal to the Receivable Interest of such Investor or Bank (expressed as a percentage) multiplied by the average daily Outstanding Balance of all Receivables, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which the Capital of such Receivable Interest is reduced to zero, payable on each

Settlement Date (Yield and Fees) for such Receivable Interest. Upon three Business Days’ notice to the Program Agent and each Investor Agent, and the prior written consent of Investor Agents representing the Majority Banks, the Collection Agent (if not an Originator, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Outstanding Balance of all Receivables, but in no event in excess for all Receivable Interests of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in the Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04. So long as an Originator is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligations of the Seller, the Intermediate SPVs and the Designated Entities to pay the “Collection Agent Fee” pursuant to Section 6.03 of the any Purchase Agreement, provided that such obligation of the Seller, any Intermediate SPV, or any Designated Entity shall in no event be reduced below zero.

(b) The Seller shall pay to the Program Agent and the Investor Agents, as applicable, certain fees (collectively, the “Fees”) in the amounts and on the dates set forth in a separate fee agreement of even date among the Seller, the Program Agent and the Investor Agents, as the same may be amended or restated from time to time (the “Fee Agreement”).

SECTION 2.06. Payments and Computations, Etc.(a) All amounts to be paid or deposited by (i) the Seller or the Collection Agent to the Program Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Program Agent’s Account, and (ii) any Investor Agent hereunder to the Program Agent shall be paid or deposited no later than 1:00 P.M. (New York City time) on the day when due in same day funds to the Program Agent’s Account.

(b) All computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(c) The Seller shall provide the Agents with prior written notice of any proposed voluntary repayment of Capital no later than 11:00 A.M. (New York City time) on the Business Day immediately preceding such voluntary repayment, provided that the delivery of such notice will not affect any Liquidation Fees, breakage or other expenses payable to the Program Agent, the Investor Agents, the Investors and the Banks in relation to such voluntary repayment.

SECTION 2.07. Dividing or Combining Receivable Interests. Either the Seller or any Investor Agent may, upon notice to the other party (with a copy of such notice to the Program Agent) received at least three Business Days prior to the last day of any Fixed Period in the case of the Seller giving notice, or up to the last day of such Fixed Period in the case of an Investor Agent giving notice, either (i) divide any Receivable Interest held by one or more Investors and/or Banks in its Group into two or more Receivable Interests of such Investors and/or Banks having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests held by one or more Investors and/or Banks in its Group originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests; provided, however, that no Receivable Interest owned by an Investor may be combined with a Receivable Interest owned by any Bank.

SECTION 2.08. Increased Costs. (a) If CNAI, any Investor, any Investor Agent, any Bank, any entity (including any bank or other financial institution providing liquidity and/or credit support to any Investor in connection with such Investor’s commercial paper program) which purchases or enters into a commitment to purchase Receivable Interests or interests therein, any related commercial paper issuer of an Investor, or any of their respective Affiliates (each an “Affected Person”) determines that (i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of the capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, or (ii) an Accounting-Based Consolidation Event has occurred with respect to any Investor and such Affected Person, then, upon demand by such Affected Person (with a copy to the Program Agent and the Investor Agent for such Affected Person’s Group), the Seller shall pay to the Investor Agent for such Affected Person’s Group for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, in the case of clause (i), to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments, and in the case of clause (ii), to the extent of any increased cost or reduced return resulting from the consolidation of the assets and liabilities which are the subject of this Agreement and the other Transaction Documents, as reasonably determined by such Affected Person.

(b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Investor or Bank of agreeing to purchase or purchasing, or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Investor or Bank (with a copy to the Program Agent and the Investor Agent for such Investor or such Bank), the Seller shall pay to such Investor Agent, for the account of such Investor or Bank (as a third-party beneficiary), from time to time as specified by such Investor or Bank, additional amounts sufficient to compensate such Investor or Bank for such increased costs.

(c) An Affected Person requesting compensation pursuant to this Section 2.08 shall provide the Seller with (i) reasonably prompt notice of the event or circumstance giving rise to such Affected Person’s increased costs or reduced returns, together with a non-binding estimate of the amount of such increased costs or reduced returns, to be followed within a reasonable period of time by (ii) a certificate of such Affected Person setting forth the amount or amounts necessary to compensate such Affected Person as specified in paragraph (a) or (b) of this Section 2.08 and explaining in reasonable detail the method by which such amount or amounts were determined, together with supporting documentation or computations, which shall be presumed conclusive and binding for all purposes, absent manifest error. The Seller shall pay such Affected Person the amount shown as due on any such certificate within 10 Business Days after receipt thereof. Notwithstanding the foregoing, however, the Affected Person shall have a duty, consistent with its customary practices and applicable legal restrictions, to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above to the extent that such mitigation will not, in the judgment of such Affected Person, entail any cost or disadvantage to such Affected Person that such Affected Person is not reimbursed or compensated for by the Seller.

(d) Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.08 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section 2.08 for any increased costs or reduced returns incurred more than 120 days prior to the date that such Affected Person notifies the Seller of the event or circumstance giving rise to such increased costs or reduced returns and of such Affected Person’s intention to claim compensation therefor, provided further that, if the event or circumstance giving rise to such increased costs or reduced returns is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.09. Additional Yield on Receivable Interests Bearing a Eurodollar Rate. The Seller shall pay to the Program Agent, and upon receipt thereof the Program Agent shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor or Bank during each Fixed Period relating to any portion of the Capital of such Investor or Bank in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller and the Program Agent through the Investor Agent for such Investor or Bank within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller, the Program Agent and the applicable Investor Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.10. Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection Agent or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes that are imposed by the United States, franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof and taxes that are imposed or withheld solely by reason of the existence of any present or future connection between the Affected Person and a taxing authority imposing such tax (other than a connection arising as a consequence of actions or payments contemplated hereunder or under the other Transaction Documents) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as “Other Taxes”).

(c) The Seller will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Without limiting the foregoing, the Seller agrees to indemnify each Affected Person for the full amount of any withholding taxes that are imposed by Canada or any political subdivision thereof on any Affected Person or that are withheld from any Collections or other payments made hereunder, and any taxes attributable to the transactions contemplated by this Agreement or any other Transaction Documents that are imposed on any Affected Person as a result of such Affected Person having a permanent establishment in Canada for the purposes of a Tax Convention or engaging in business in Canada for purposes of the Tax Act (unless it acquired such permanent establishment or carried on such business, as the case may be, otherwise than as a result of the transactions contemplated hereby), together in each case with any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and whether or not such taxes were correctly or legally asserted. The foregoing indemnifications shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Program Agent and the Investor Agent for such Affected Person’s Group). A certificate as to the amount of such indemnification submitted to Seller, the Program Agent and the applicable Investor Agent by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

(d) Each Affected Person which is organized outside the United States shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without withholding. Each such Affected Person shall from time to time thereafter, upon written request from the Seller, deliver to the Seller any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

(e) Each Affected Person which is organized in the United States shall, to the extent it is legally able to do so, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto or by any income tax treaty, including Internal Revenue Service Form W-9 or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit any and all payments required to be made under this Agreement to be made without withholding. Each such Affected Person shall from time to time thereafter, upon written request from the Seller, deliver to the Seller any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

(f) The Seller shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraphs (d) or (e) above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps, at the expense of such Affected Person, as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes.

(g) If an Affected Person determines in good faith that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Undertaking Party, an Originator, a Designated Entity, an Intermediate SPV or the Seller (collectively, the “IR Parties”) or with respect to which an IR Party has paid additional amounts pursuant to this Section 2.10 or pursuant to the Undertakings, it shall pay over such refund to the Seller, as agent for the IR Parties (but only to the extent of indemnity payments made, or additional amounts paid, by the IR Parties under this Section 2.10 or pursuant to the Undertakings with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided, that the Seller, upon the request of such Affected Person, agrees to repay the amount paid over to the Seller, as agent for the IR Parties (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such Affected Person in the event such Affected Person determines that it is required to repay such refund to such taxing authority. This Section 2.10 shall not be construed to require any Affected Person to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any IR Party or any other Person.

(h) Any Affected Person claiming any amounts payable under this Section 2.10 shall, if requested in writing by the Seller, (i) to the extent legally able to do so file, within a reasonable period after such request, any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and (ii) consistent with its customary practices and applicable legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its applicable funding office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and, in the case of clause (i) above, the filing of such certificate or document or, in the case of clause (ii) above, the making of such change of its applicable funding office, would not, in the sole determination of such Affected Person, entail any cost not reimbursed by the Seller or be otherwise disadvantageous to such Affected Person.

SECTION 2.11. Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, and hereby grants to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, a security interest in, all of the Seller’s right, title and interest in and to (A) the Purchase Agreements and the Undertakings (Originators), including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to such agreements, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to such agreements, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreements, (iv) claims of the Seller for damages arising out of or for breach of or default under such agreements, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments, payment intangibles and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, (C) the Lock-Box Accounts and the Cure Account and (D) to the extent not included in the foregoing, all proceeds of any and all of the foregoing. In the event that (i) an Intermediate SPV shall purchase or repurchase from the Seller a Receivable as required pursuant to Section 2.04(b) of any Purchase Agreement to which such Intermediate SPV is a party as a seller, and the Seller is party as the purchaser, (ii) such Intermediate SPV shall have paid to the Collection Agent the purchase or repurchase price for such Receivable in accordance with such Section 2.04(b) and (iii) the proceeds of such purchase or repurchase constituting a deemed Collection in respect of such Receivable shall have been applied by the Collection Agent as required by Section 2.04 of this Agreement, then the security interest in such Receivable created by the immediately preceding sentence shall be, and is hereby automatically, released.

SECTION 2.12. Substitution of Banks. If the Seller shall become obligated to pay amounts under Section 2.10 on account of Taxes attributable to any Bank or if any Bank shall request any indemnity under Section 2.10, the Seller shall have the right to require such Bank to sell and assign, and upon request by the Seller to such effect such Bank shall sell and assign, all of its interests, rights and obligations under this Agreement and under the Asset Purchase Agreement to which such Bank is a party to another Bank (but no Bank shall have any obligation to make any such purchase) or assignee identified by the Seller and with the consent of the Program Agent and the Investor Agent acting as Investor Agent for the assigning Bank, which consent shall not be unreasonably withheld; provided, however, that (i) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any governmental authority, (ii) the assigning Bank shall have received from such other Bank or such assignee full payment in immediately available funds of all amounts payable to it and its related Investor in respect of Capital, accrued Yield and Fees and other amounts owing to it under or in connection with each of this Agreement and such Asset Purchase Agreement, (iii) the assigning Bank shall have been released of any and all liabilities and obligations under this Agreement and such Asset Purchase Agreement, (iv) such assignment shall be without recourse and shall be at the sole expense of the Seller and (v) the assigning Bank shall continue to have the benefit of all indemnities and other agreements under this Agreement and such Asset Purchase Agreement which survive the termination of this Agreement or such Asset Purchase Agreement, as the case may be.

SECTION 2.13. Termination of Transfers of Two-Step Dealer Receivables. The Program Agent, the Investor Agents, the Banks, the Investors and the Seller understand that Trane U.S. and ASI Receivables Funding LLC may elect at some time in the future that no further Two-Step Dealer Receivables created by Trane U.S. shall be transferred, directly or indirectly, by Trane U.S. to the Seller. Each of Trane U.S., ASI Receivables Funding LLC and the Seller hereby agrees that they shall deliver to the Program Agent and each Investor Agent a joint written notice notifying the Program Agent and each Investor Agent that Trane U.S. and ASI Receivables Funding LLC have so elected that no further Two-Step Dealer Receivables created by Trane U.S. shall be transferred, directly or indirectly by Trane U.S. to the Seller. Such joint written notice shall specify the effective date of the termination of transfers of Two-Step Dealer Receivables by Trane U.S. to ASI Receivables Funding LLC and/or the Seller, as applicable (such effective date in such notice, the “Two-Step Dealer Receivable Transfer Termination Date”), which Two-Step Dealer Receivable Transfer Termination Date shall be no earlier than 10 Business Days after the latest date of delivery to the Program Agent and each of the Investor Agents of such written notice. Upon and after the Two-Step Dealer Receivable Transfer Termination Date, no Two-Step Dealer Receivables created by Trane U.S. on or after such date shall be transferred by Trane U.S. to ASI Receivables Funding LLC or the Seller (and such Two-Step Dealer Receivables shall not constitute Originator Receivables or Receivables hereunder or under any Purchase Agreement). Trane U.S., ASI Receivables Funding LLC and the Seller agree that once such written notice is first delivered to the Program Agent and/or any Investor Agent such election shall be irrevocable and permanent. Neither the delivery of such written notice to the Program Agent or any Investor Agent nor the effectiveness of the termination of such transfers shall affect the transfer by Trane U.S. to ASI Receivables Funding

LLC or the Seller or by ASI Receivables Funding LLC to the Seller of Two-Step Dealer Receivables created by Trane U.S. prior to the Two-Step Dealer Receivable Transfer Termination Date. Without limiting any other provisions of this Agreement, Trane U.S., ASI Receivables Funding LLC and the Seller agree that no collections of Two-Step Dealer Receivables created by Trane U.S. after the Two-Step Dealer Receivable Transfer Termination Date shall be deposited or otherwise credited to any Lock-Box Account. Each of the Program Agent, each Investor Agent, each Bank, each Investor and the Seller hereby consents to Trane U.S. and ASI Receivables Funding LLC making any such election terminating the transfer, directly or indirectly, of Two-Step Dealer Receivables by Trane U.S. to the Seller in accordance with the provisions of this Section 2.13.

SECTION 2.14. Sharing of Payments. If any Investor or any Bank (for purposes of this Section only, referred to as a “Recipient”) shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Capital of, or Yield on, any Receivable Interest or portion thereof owned by it in excess of its ratable share of payments made on account of the Capital of, or Yield on, all of the Receivable Interests owned by the Investors and the Banks (other than as a result of different methods for calculating Yield or payments made to less than all of the Groups as a result of the occurrence of a Facility Termination Date under clause (e) of the defined term Facility Termination Date for less than all of the Groups), such Recipient shall forthwith purchase from the Investors or the Banks which received less than their ratable share participations in the Receivable Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01. Conditions Precedent to the Initial Purchase. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) there has not been any material adverse change in (x) the collectibility of the Receivables taken as a whole since January 31, 2009, (y) the financial condition of any Originator, ASI Receivables Funding LLC, the Parent or the IR Parent since December 31, 2008, or (z) the financial condition of the Seller or any Intermediate SPV (other than ASI Receivables Funding LLC) since the date of its organization and (b) the Program Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent and each Investor Agent:

(i) Certified copies of the resolutions (or similar authorization, if not a corporation) of the Board of Directors (or similar governing body or Persons, if not a corporation) of the Seller, the Parent and each Intermediate SPV and Originator approving this Agreement, the Purchase Agreements and any other Transaction Documents to which it is a party and certified copies of all documents evidencing other necessary trust, corporate or limited liability company, as the case may be, action and governmental approvals, if any, with respect to this Agreement, the Purchase Agreements and any such Transaction Documents.

(ii) A certificate of the Secretary or Assistant Secretary of the Seller, the Parent, each Intermediate SPV and Originator certifying the names and true signatures of the officers of the Seller, the Parent and each Intermediate SPV and Originator, as applicable, authorized to sign the Transaction Documents to be delivered by it hereunder and thereunder.

(iii) Acknowledgment copies or time stamped receipt copies of proper financing statements and financing statement amendments or other similar instruments or documents, duly filed on or before the date of such initial purchase under the UCC or other applicable law of all jurisdictions that the Program Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Purchase Agreements, provided that any such necessary or desirable financing statement assignments may be delivered promptly following the date of such initial purchase.

(iv) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts or Related Security previously granted by the Seller, any Intermediate SPV or any Originator and (ii) the collateral security referred to in Section 2.11 previously granted by the Seller, other than the interests to be released pursuant to Section 2.02(e).

(v) Completed requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (iv) above and all other effective financing statements filed in the jurisdictions referred to in subsection (iv) above that name the Seller, ASI Receivables Funding LLC or any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11, other than financing statements evidencing interests to be released pursuant to Section 2.02(e)).

(vi) Copies of tax and judgment lien searches with respect to the Seller and each Originator in all jurisdictions reasonably requested by the Program Agent, dated on or before the date of such initial purchase.

(vii) Executed copies of (i) an amendment and restatement of the Lock-Box Agreement with Bank of America, N.A., as a Lock-Box Bank regarding Lock-Box Accounts 3751992448 and 3751967693 and (ii) Lock-Box Agreements with the
Lock-Box Banks regarding each other Lock-Box Account.

(viii) Favorable opinions of (A) McDermott, Will & Emery LLP, counsel for the Seller, the Parent, the Intermediate SPVs, the Designated Entities and the Originators, (B) Patricia Nachtigal, internal counsel for the Designated Entities and the Originators, (C) Conyers, Dill & Pearman, Bermuda counsel for the Parent, (D) Eileen Petito, internal counsel for Hussmann Corporation, an Originator, and (E) Richards, Layton & Finger, Delaware counsel for the Seller and for Wilmington Trust Company, in its capacity as Owner Trustee of the Seller.

(ix) The Fee Agreement.

(x) An executed copy of each Purchase Agreement.

(xi) Executed copies of the Undertakings.

(xii) An executed copy of the Cure Account Control Agreement.

(xiii) A copy of the statutory trust agreement, limited liability company agreement or by-laws of each of the Seller, the Parent, each Intermediate SPV and each Originator certified by the Secretary or Assistant Secretary of the Seller, the Parent, such Intermediate SPV or such Originator, as the case may be.

(xiv) A copy of the certificate of trust, certificate of formation or certificate or articles of incorporation of each of the Seller, the Parent, each Intermediate SPV and each Originator, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller, the Parent, such Intermediate SPV or such Originator, as the case may be, from such Secretary of State or other official, dated as of a recent date.

(xv) The Termination and Release Agreement.

(xvi) Evidence that the Seller has paid all fees, costs and expenses and other amounts owed by the Seller to the Investor, the Banks, the Program Agent and the Investor Agents as of the date of such initial purchase.

SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Program Agent and each Investor Agent at least one Business Day prior to such purchase, in form and substance satisfactory to the Program Agent, a completed Monthly Report or, if required by Section 6.02(g)(ii), a completed Weekly Report, or, if required by Section 6.02(g)(iii), a completed Daily Report, in each case, containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g)(i), (ii) or (iii), as the case may be, and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Program Agent and each Investor Agent on or prior to the date of such reinvestment, in form and substance satisfactory to the Program Agent, a completed Monthly Report or, if required by Section 6.02(g)(ii), a completed Weekly Report, or, if required by Section 6.02(g)(iii), a completed Daily Report, in each case containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g)(i), (ii) or (iii), as the case may be, (c) on the date of such purchase or reinvestment the following statements shall be true, except that the statement in clause (iii) below is required to be true only if such purchase or reinvestment is by an Investor (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Collection Agent (each as to itself) that such statements are then true):

(i) The representations and warranties contained in Sections 4.01 and 4.02 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

(ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination,

(iii) The Program Agent shall not have given the Seller at least one Business Day’s notice that the Investors have terminated the reinvestment of Collections in Receivable Interests, or, in the case of any reinvestment by a particular Investor, the Investor Agent for such Investor shall not have given the Seller notice that such Investor has terminated the reinvestment of Collections in Receivables Interests (unless such notice has been revoked by such Investor Agent),

(iv) The Originators shall have sold or contributed to the Intermediate SPVs, directly or indirectly, and the Intermediate SPVs shall have sold to the Seller, pursuant to the Purchase Agreements, all Originator Receivables arising or created on or prior to such date, and

(v) There shall have been no material adverse change in the collectibility of the Receivables taken as a whole since the date hereof, and

(d) the Program Agent shall have received such other approvals, opinions or documents as it or any Investor Agent may reasonably request in response to any change in law or factual circumstances after the date of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants as follows:

(a) The Seller is a statutory trust duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b) The execution, delivery and performance by the Seller of the Transaction Documents and the other documents to be delivered by it hereunder, including the Seller’s use of the proceeds of purchases and reinvestments, (i) are within the Seller’s statutory trust powers, (ii) have been duly authorized by all necessary statutory trust action, (iii) do not contravene (1) the Seller’s certificate of trust or trust agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents has been duly executed and delivered by the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

(d) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, whether considered in an action at law or equity).

(e) [Intentionally omitted.]

(f) There is no pending or, to the knowledge of the Seller, threatened, action, investigation or proceeding affecting the Seller before any court, governmental agency or arbitrator which may have a Material Adverse Effect on the Seller.

(g) On the date of each purchase and reinvestment (and after giving effect thereto), the sum of the Receivable Interests is not greater than the Maximum Percentage Factor.

(h) No proceeds of any purchase or reinvestment will be used (i) to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of such Act or (iii) for any other purpose that violates applicable law, including Regulation G or U of the Federal Reserve Board.

(i) Immediately prior to the purchase by the relevant Investor and/or Banks, as the case may be, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim other than, with respect to the initial purchase, any Adverse Claim to be released pursuant to Section 2.02(e); upon each purchase or reinvestment, the Investors or the Banks, as the case may be, shall acquire a valid and perfected first priority undivided percentage interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Program Agent relating to this Agreement and those filed in favor of the Designated Entities and the Intermediate SPVs pursuant to the Purchase Agreements. Each Receivable characterized in any Seller Report or other written statement made by or on behalf of the Seller as an Eligible Receivable or as included in the Net Receivables Pool Balance is, as of the date of such Seller Report or other statement, an Eligible Receivable or properly included in the Net Receivables Pool Balance. Nothing in this Section 4.01(i) shall constitute a representation or warranty by the Seller as to the priority, as against any other secured creditors of the relevant Obligor, of any Underlying Inventory Security Interest.

(j) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Program Agent, the Investor Agents, the Investors or the Banks in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Program Agent, the Investor Agents the Investors or the Banks, as the case may be, at such time) as of the date so furnished.

(k) The principal place of business and chief executive office of the Seller and the offices where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b).

(l) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g). The Lock-Box Accounts are the only accounts into which Collections of Receivables are deposited or remitted, except as expressly permitted pursuant to the terms of Section 5.01(h) hereof.

(m) Each purchase of a Receivable Interest and each reinvestment of Collections in Pool Receivables will constitute (i) a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) except with respect to Two-Step Dealer Receivables, a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

(n) The Seller is not known by and does not use any tradename or doing-business-as name.

(o) The Seller was formed on February 27, 2009, and the Seller did not engage in any business activities prior to the date of this Agreement. The Seller has no Subsidiaries.

(p) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller’s abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(q) With respect to each Pool Receivable, the Seller shall have purchased such Pool Receivable from the applicable Intermediate SPV in exchange for payment (made by the Seller to such Intermediate SPV in accordance with the provisions of the applicable Purchase Agreement) in an amount which constitutes fair consideration and reasonably equivalent value, and each such sale shall not have been made for or on account of an antecedent debt owed by any Intermediate SPV to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

(r) The Seller has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns, and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than any tax, assessment or governmental charge which is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted U.S. accounting principles).

(s) The Seller is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(t) No event or circumstance has occurred since the date of this Agreement that has a Material Adverse Effect on the Seller.

(u) The Seller does not carry on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.

(v) The location of the Seller’s chief executive office and domicile for the purposes of the Personal Property Security Act (or, in the case of the Province of Quebec, the Civil Code) of any Canadian province or territory the laws of which are required to be applied in connection with the issue of perfection of interests in the Canadian Receivables is at the address referred to in Section 5.01(b).

(w) The Seller does not carry on business in Canada for the purposes of the Tax Act and is not registered under Canadian goods and services or provincial sales tax legislation.

(x) None of the services (if any) rendered to the Obligor which give rise to any Canadian Receivables are rendered in Canada.

(y) No Contract or any other books, records or other information relating to any Canadian Receivable, contain any “personal information” as defined in, or any other information regulated under (i) the Personal Information Protection and Electronic Documents Act (Canada), or (ii) any other similar statutes of Canada or any province in force from time to time which restrict, control, regulate or otherwise govern the collection, holding, use or communication of information.

SECTION 4.02. Representations and Warranties of the Collection Agent. The Collection Agent hereby represents and warrants as follows:

(a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Investors and the Banks hereunder, (ii) the collectibility of the Receivables Pool, or (iii) the ability of the Collection Agent to perform its obligations hereunder.

(b) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder (i) are within the Collection Agent’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Collection Agent’s charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Collection Agent.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

(d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, whether considered in an action at law or equity).

(e) [Intentionally omitted.]

(f) Except for the litigation disclosed under the heading “The European Commission Investigation” in IR Parent’s report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2008, there is no pending or, to the knowledge of the Collection Agent, threatened, action, investigation or proceeding affecting the Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which may have a Material Adverse Effect on the Collection Agent.

(g) On the date of each purchase and reinvestment (and after giving effect thereto), the sum of the Receivable Interests is not greater than the Maximum Percentage Factor then in effect. Each Receivable characterized in any Seller Report as an Eligible Receivable or as included in the Net Receivables Pool Balance is, as of the date of such Seller Report, an Eligible Receivable or properly included in the Net Receivables Pool Balance. Each Seller Report is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Program Agent, the Investor Agents, the Investors or the Banks, as the case may be, at such time) as of the date so furnished, and no Seller Report contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(h) The Collection Agent has (i) timely filed all federal tax returns required to be filed, (ii) timely filed all other material state and local tax returns and (iii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (other than any tax, assessment or governmental charge that is being contested in good faith and by proper proceedings, and with respect to which the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted U.S. accounting principles).

(i) The Collection Agent is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(j) The receivables credit and collection policies and practices of the Originators attached hereto as Schedule II are in effect as of the date of this Agreement. Since the date of this Agreement, there have been no material changes in the Credit and Collection Policy other than in accordance with this Agreement.

(k) No event or circumstance has occurred since the date of this Agreement that has a material adverse effect on (i) the ability of the Collection Agent to perform its obligations under this Agreement or any other Transaction Document, (ii) the legality, validity or enforceability of any Transaction Document or (iii) the collectibility of the Receivables.

(l) Each Division is a division of the applicable Originator set forth opposite such Division on Schedule III attached hereto and is not separately incorporated or organized as a separate legal entity in any jurisdiction.

(m) The Collection Agent, in its capacity as such, does not carry on business in Canada for the purposes of the Tax Act and is not registered under Canadian goods and services or provincial sales tax legislation.

(n) All services rendered by the Collection Agent with respect to the servicing, administration and collection of the Canadian Receivables are rendered outside of Canada, other than occasional activities in Canada which the Collection Agent has reasonably determined, after consultation with a Canadian tax advisor, would not result in any of the Agents, the Banks, the Investors, the Seller or the Intermediate SPVs carrying on business in Canada for purposes of the Tax Act.

ARTICLE V

COVENANTS

SECTION 5.01. Covenants of the Seller. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid in full:

(a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

(b) Offices, Records, Name and Organization. The Seller will keep (x) its principal place of business and chief executive office at the address of the Seller set forth under its name on the signature pages to this Agreement and (y) the office where it keeps its records concerning the Pool Receivables at the addresses set forth on Schedule VI attached hereto, or, in each case upon 30 days’ prior written notice to the Program Agent and each Investor Agent, at any other locations within the United States. The Seller will not change its name or its state of organization, unless (i) the Seller shall have provided the Program Agent and each Investor Agent with at least 30 days’ prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Program Agent and each Investor Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c) [Intentionally omitted.]

(d) Sales, Liens, Etc. Except for the ownership and security interests created hereunder in favor of the Program Agent, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller’s undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof. Nothing in this Section 5.01(d) shall require the Seller to maintain or cause to be maintained any inventory of an Obligor in which the Seller has an Underlying Inventory Security Interest as free of any Adverse Claim which may have been created by such Obligor.

(e) Extension or Amendment of Receivables. Except as provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(f) Change in Business. The Seller will not make any change in the character of its business that would materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

(g) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank or bank account as a Lock-Box Bank or Lock-Box Account from those listed in Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Program Agent and each Investor Agent shall have (i) received notice of such addition, termination or change (including an updated Schedule I) and a fully executed Lock-Box Agreement with each new Lock-Box Bank or with respect to each new Lock-Box Account and (ii) provided its prior written consent to such addition, termination or change, such consent not to be unreasonably withheld.

(h) Deposits to Lock-Box Accounts. The Seller will (or will arrange pursuant to the Purchase Agreements for the Originators to) instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box Accounts. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables. Notwithstanding the immediately preceding sentence, the Seller may deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables (“Out-of-Program Collections”), provided that (i) Seller shall use reasonable commercial efforts to instruct Obligors to, as soon as possible, cease paying Out-of-Program Collections into a Lock-Box Account and in lieu thereof to pay Out-of-Program Collections to an account other than a Lock-Box Account, (ii) effective as of July 31, 2009, (A) no Out-of-Program Collections shall be deposited into any Lock-Box Account other than the Lock-Box Account designated for the receipt of Collections on Receivables originated by Trane U.S., and (B) the aggregate amount of such Out-of Program Collections submitted to such Lock-Box Account in any calendar month may not exceed an amount equal to 0.75% of the aggregate Collections of Receivables during such month, and (iii) all Out-of-Program Collections submitted to any Lock-Box Account shall be identifiable to the satisfaction of Program Agent in its sole discretion. If any Out-of-Program Collections are deposited or credited to any Lock-Box Account, the Seller shall transfer such Out-of-Program Collections to an account of the Seller or the Originator other than the Lock-Box Accounts, or shall cause such Out-of-Program Collections to be so transferred, promptly and in any event within two Business Days of the deposit or credit thereof to the applicable Lock-Box Account. Notwithstanding anything to the contrary set forth in this Section 5.01(h), it shall not be a breach of this Section 5.01(h) if Out-of-Program Collections are deposited into a Lock-Box Account solely to the extent that (x) such deposits have been made in error and by any Obligor with respect to whom Seller has used reasonable commercial efforts to instruct such Obligor to cease paying such Out-of-Program Collections into a Lock-Box Account and in lieu thereof to pay such Out-of-Program Collections to an account other than a Lock-Box Account, and (y) the

Seller shall transfer such Out-of-Program Collections to an account of the Seller or an Originator other than the Lock-Box Accounts or shall cause such Out-of-Program Collections to be so transferred, promptly and in any event within two Business Days of the deposit or credit thereof to the applicable Lock-Box Account.

(i) Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables with a legend evidencing that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

(j) Further Assurances. (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies under this Agreement.

(ii) The Seller authorizes the Program Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security and the Collections with respect thereto which financing statements may describe the collateral covered thereby as “all assets of the Seller,” “all personal property of the Seller” or words of similar effect.

(k) Reporting Requirements. The Seller will provide to the Program Agent and the Investor Agents (in multiple copies, if requested by the Program Agent or any Investor Agent) the following:

(i) as soon as available and in any event within 60 days after the end of each of the first three quarters and within 100 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Seller;

(ii) as soon as possible and in any event within two days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(iii) (x) promptly after the sending or filing thereof, copies of all material reports, if any, that either of Parent or IR Parent sends to any of its security holders, and copies of all reports and registration statements, if any, that either of Parent or IR Parent or any of their respective Subsidiaries files with the SEC or any national securities exchange;

(y) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of IR Parent, a consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of the end of such quarter (including consolidating information with respect to Parent) and as of the end of the preceding fiscal year, condensed consolidated statements of income for such quarter and for the portion of IR Parent’s fiscal year ended at the end of such quarter (including in each case consolidating information with respect to Parent) and for the corresponding portion of IR Parent’s previous fiscal year and condensed consolidated statements of cash flows for the portion of IR Parent’s fiscal year ended at the end of such quarter (including in each case consolidating information with respect to Parent) and for the corresponding portion of IR Parent’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the treasurer of IR Parent; and

(z) as soon as available and in any event within 90 days after the end of each fiscal year of IR Parent, a consolidated balance sheet of IR Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareowners’ equity and cash flows for such fiscal year (including in each case consolidating information with respect to Parent), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(iv) promptly after the filing or receiving thereof by the Seller or an applicable member of the ERISA Group, copies of all reports and notices that the Seller or any member of the ERISA Group files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or that the Seller or any member of the ERISA Group receives from any of the foregoing or from any Multiemployer Plan) to which the Seller or any member of the ERISA Group is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability from a Multiemployer Plan or an event or condition of the Plans which could reasonably be expected, in the aggregate, to result in the imposition of aggregate liability on the Seller and/or any such member of the ERISA Group in excess of $200,000,000;

(v) at least 30 days prior to any change in the name or jurisdiction of organization of any Originator or Intermediate SPV, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

(vi) promptly (and in any event within two Business Days) after the Seller obtains knowledge thereof, notice of any “Event of Termination” or “Facility Termination Date” under any Purchase Agreement;

(vii) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator, Designated Entity or Intermediate SPV has stopped selling or contributing to the Seller, directly or indirectly, pursuant to any Purchase Agreement, all newly arising or created Originator Receivables originated or otherwise acquired by such Originator, Designated Entity or Intermediate SPV;

(viii) at the time of the delivery of the financial statements provided for in clause (i) of this paragraph, a certificate of the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Seller to the effect that, (A) to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof and the action which is being taken or is proposed to be taken with respect thereto, and (B) setting forth reasonably detailed calculations demonstrating compliance with Section 7.01(n);

(ix) [intentionally omitted];

(x) [intentionally omitted];

(xi) promptly after receipt thereof, copies of all notices received by the Seller from any Originator, Designated Entity or Intermediate SPV under any Purchase Agreement; and

(xii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller, IR Parent, Parent or any Originator, Designated Entity or Intermediate SPV as the Program Agent or any Investor Agent may from time to time reasonably request.

Reports and financial statements required to be delivered pursuant to clause (iii) of this Section 5.01(k) shall be deemed to have been delivered when such reports, financial statements, or reports containing such financial statements, are posted on the SEC’s website at www.sec.gov; provided that (x) such reports or financial statements otherwise satisfy the requirements of such clause (iii) (including with respect to the inclusion of consolidating information, where applicable) and (y) the Seller shall, if requested by the Program Agent, any Investor Agent, any Investor and/or any Bank, deliver paper copies of the reports and financial statements referred to in clause (iii) of this Section 5.01(k) to such Person, and continue to deliver such paper copies until written notice to cease delivering paper copies is given by such Person.

(l) Separateness. (i) [Intentionally omitted.]

(ii) The Seller shall not direct or participate in the management of any of the Other Companies’ operations or any other Person’s operations.

(iii) The Seller shall conduct its business from an office separate from that of the Other Companies (other than the Intermediate SPVs) and any other Person (but which may be located in the same facility as one or more of the Other

Companies). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies and any other Person, provided that the Seller may maintain the same mailing address and telephone number as the Intermediate SPVs or any one of them.

(iv) The Seller shall at all times be adequately capitalized in light of its contemplated business.

(v) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

(vi) The Seller shall maintain its assets and transactions separately from those of the Other Companies and any other Person and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies and any other Person. The Seller shall hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies and any other Person.

(vii) The Seller shall not maintain any joint account with any Other Company or any other Person or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company and any other Person.

(viii) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Company and any other Person or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company and any other Person.

(ix) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Companies (except as contemplated by the Transaction Documents with respect to any monies of the Seller held by the Collection Agent pending the payment thereof to the Program Agent or the Seller as herein provided).

(x) [Intentionally omitted.]

(xi) The Seller shall have, if appropriate, UCC-1 financing statements with respect to all assets purchased from any of the Other Companies.

(xii) The Seller shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Purchase Agreements to which it is a party.

(m) Purchase Agreements. The Seller will not amend, waive or modify (or consent to any such amendment, waiver or modification of) any provision of any Purchase Agreement (provided that the Seller may extend and consent to the extension of the “Facility Termination Dates” thereunder) or waive the occurrence of any “Event of Termination” under any Purchase Agreement, without in each case the prior written consent of the Program Agent and each Investor Agent. The Seller will perform all of its obligations under Purchase Agreements to which it is a party in all material respects and will enforce the Purchase Agreements in accordance with their terms in all material respects.

(n) Nature of Business. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Intermediate SPVs and the transactions contemplated by this Agreement. The Seller will not create or form any Subsidiary.

(o) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Purchase Agreements.

(p) Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any beneficial interests of the Seller, or return any capital to the holders of beneficial interests in the Seller as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any beneficial interests of the Seller or any warrants, rights or options to acquire any such membership interests, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash distributions on its capital to the holders of beneficial interests in the Seller so long as (i) no Event of Termination or Incipient Event of Termination shall then exist or would occur as a result thereof, (ii) such distributions are in compliance with all applicable law including the Delaware Statutory Trust Act, and (iii) such distributions have been approved by all necessary and appropriate statutory trust action of the Seller.

(q) Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to this Agreement.

(r) Trust Agreement. The Seller will not amend its trust agreement.

(s) [Intentionally omitted.]

(t) Business in Canada. The Seller will not carry on any business in Canada for the purposes of the Tax Act.

(u) Rendering of Services. The Seller will not render any services giving rise to Canadian Receivables to the Obligor thereof in Canada.

(v) Other Cross Defaults. If the Parent, IR Parent or any Originator shall incur any Material Debt the terms of which include a cross default provision more favorable to the holder of such Material Debt (or more restrictive of the actions of the Parent, IR Parent or any Originator) than Section 7.01(e) of this Agreement, Seller shall contemporaneously with such incurrence have entered into an amendment to this Agreement and any other Transaction Documents containing a provision comparable to such Section 7.01(e), to which the Majority Banks shall not unreasonably withhold their consent, providing a cross default no less favorable to the Investors and Banks than the provisions of the cross default governing such other Debt.

SECTION 5.02. Covenants of the Seller and the IR Parties. (a) Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid in full, each of the Seller and each Originator, Designated Entity and Intermediate SPV will, from time to time during regular business hours as reasonably requested by the Program Agent or any Investor Agent, permit the Program Agent or any Investor Agent or their respective agents or representatives (including independent audit and consulting firms with expertise in securitization transactions and independent public accountants, which may be the Seller’s or such Originator’s independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or such IR Party, (ii) to, at the expense of the Seller or such IR Party, examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such IR Party relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of such IR Party for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or such IR Party’s performance under the Transaction Documents or under the Contracts with any of the officers or employees of such IR Party having knowledge of such matters.

(b) [Intentionally omitted.]

(c) In addition to the rights of the Program Agent and the Investor Agents and the obligations of the Seller and the IR Parties set forth above, upon the Program Agent’s reasonable request not more than once per year (or more frequently, if an Event of Termination has occurred and is continuing), the Seller will, at its expense, appoint an independent audit and consulting firm with expertise in securitization transactions selected by the Program Agent to prepare and deliver to the Program Agent and each Investor Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Program Agent and the Investor Agents.

(d) [Intentionally omitted.]

(e) Each of the Agents agrees that if any audit referred to in clause (i) of Section 5.02(a) which is at the expense of the Seller or any IR Party is conducted by such Agent or any of its Affiliates, the Seller or such IR Party, as the case may be, shall be liable only for the reasonable out-of-pocket expenses incurred by such Agent or any such Affiliate with respect thereto.

(f) [Intentionally omitted.]

(g) The Collection Agent shall provide the Program Agent with a copy of any amendment, restatement, supplement and/or other modification to any Ingersoll-Rand Agreement, the effect of which is to (i) add any additional financial covenant or similar provision with respect to Parent, IR Parent, the Collection Agent, any Originator or the Seller (collectively, the “Subject Credit Agreement Parties”), or increasing the burden on any Subject Credit Agreement Party of any financial covenant or similar provision in such Ingersoll-Rand Agreement (any such modification, an “Ingersoll-Rand Agreement Financial Amendment”), or (ii) add or modify any event of default in the nature of a cross-default or similar provision with respect to the Subject Credit Agreement Parties (any such addition or modification, an “Ingersoll-Rand Agreement Default Amendment”), in either case, promptly, and in any event within five Business Days of the effectiveness of such Ingersoll-Rand Agreement Financial Amendment or Ingersoll-Rand Agreement Default Amendment. Each of the Seller, each Originator, each Designated Entity and each Intermediate SPV and the Collection Agent hereby agree, if requested by the Agents, to enter into such amendments and other modifications to this Agreement and the other Transaction Documents, in form and substance satisfactory to the Program Agent and each of the Investor Agents, in order to provide the Program Agent, the Investor Agents, the Investors and the Banks with the benefit of the terms of such Ingersoll-Rand Agreement Financial Amendment with respect to such financial covenant or similar provision or such Ingersoll-Rand Agreement Default Amendment with respect to such event of default or similar provision to the satisfaction of the Program Agent and each Investor Agent within 10 Business Days of the effectiveness of such Ingersoll-Rand Agreement Financial Amendment or Ingersoll-Rand Agreement Default Amendment.

(h) ASI Receivables Funding LLC will pay all amounts due under the Termination and Release Agreement on the date hereof.

ARTICLE VI

ADMINISTRATION AND COLLECTION

OF POOL RECEIVABLES

SECTION 6.01. Designation of Collection Agent. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Program Agent gives notice to the Seller of the designation of a new Collection Agent (which notice may only be given if a Collection Agent Default has occurred and is continuing), IR Company is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Following the occurrence and during the continuance of a Collection Agent Default, the Program Agent may, and shall, at the written direction of Investor Agents representing the Majority Banks, designate as Collection Agent any Person (including itself) to succeed IR Company or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may subcontract with the Subservicers for the servicing, administration or collection of the portion of the Pool Receivables set forth next to each Subservicer’s name in Schedule V hereto. Any such subcontract shall not affect the Collection Agent’s liability for performance of its duties and obligations pursuant to the terms hereof, and any such subcontract shall automatically terminate upon designation of a successor Collection Agent.

SECTION 6.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller, the Program Agent and the Investor Agents hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves and for the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Investors, the Banks, the Investor Agents and the Program Agent.

(b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04.

(c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, IR Company, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as IR Company deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension.

(d) The Collection Agent shall hold for the benefit of the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The Collection Agent shall mark the Seller’s master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that Receivable Interests therein have been sold.

(e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Person entitled thereto any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f) The Collection Agent shall, from time to time at the request of the Program Agent or any Investor Agent, furnish to the Program Agent and the Investor Agents (promptly after any such request) a calculation of the amounts set aside for the Investors, the Investor Agents and the Banks pursuant to Section 2.04.

(g) (i) On the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), the Collection Agent shall prepare and forward to the Program Agent and each Investor Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month.

(ii) If a Level 1 Downgrade Event exists (but no Level 2 Downgrade Event exists), the Collection Agent shall, by no later than 4:00 P.M. (New York City time) on the second Business Day of each Week, prepare and forward to the Program Agent and each Investor Agent a Weekly Report which shall contain information relating to the Receivables current as of the close of business on the last Business Day of the preceding Week.

(iii) If a Level 2 Downgrade Event exists, the Collection Agent shall, by no later than 4:00 P.M. (New York City time) on each Business Day, prepare and forward to the Program Agent and each Investor Agent a Daily Report which shall contain information relating to the Receivables current as of the close of business on the immediately prior Business Day.

The Collection Agent shall, at the or prior to the time specified in clause (i), (ii) or (iii) above, as applicable, transmit Seller Reports to the Program Agent and each Investor Agent concurrently by facsimile and by electronic mail (each, an “E-Mail Seller Report”). Each E-Mail Seller Report shall be sent to the Program Agent and each Investor Agent at an electronic mail address designated by each of them.

(h) The Collection Agent may at any time it is required to deliver Monthly Reports pursuant to Section 6.02(g)(i) elect, upon not less than 10 Business Days’ prior written notice to the Program Agent and each Investor Agent and no more often than three times in any three-month period or more often than once in any calendar month, to deliver (in addition to such Monthly Reports) Weekly Reports, at the times and containing such information as is required under Section 6.02(g)(ii). In the event that the Collection Agent makes such an election pursuant to this Section 6.02(h), then the Collection Agent shall be deemed to be required to deliver Weekly Reports pursuant to and in accordance with Section 6.02(g)(ii), and the due date required for the delivery of such Weekly Reports shall be the due date required by Section 6.02(g)(ii). The Collection Agent may, upon not less than 5 Business Days’ written notice to the Program Agent and each Investor Agent, revoke an election made under this Section 6.02(h); provided that any such revocation of an election shall not reduce the number of elections made by the Collection Agent for purposes of the election limitation set forth in the first sentence of this Section 6.02(h).

SECTION 6.03. Certain Rights of the Program Agent. (a) The Program Agent may, and shall, at the written direction of Investor Agents representing the Majority Banks, at any time when the long term public senior unsecured non-credit-enhanced debt securities of the Undertaking Party are rated below BB by S&P or below Ba2 by Moody’s or no such debt rating by S&P or Moody’s is available or an Event of Termination or Incipient Event of Termination has occurred and is continuing to (i) date, and to deliver to the Lock-Box Banks, the notices of effectiveness attached to the Lock-Box Agreements and the Cure Account Agreement, (ii) at the Seller’s expense, require the Seller to notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Program Agent or its designee, and (iii) if the Seller has not so notified and directed each Obligor within three Business Days of the Program Agent’s request, notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Program Agent or its designee. The Seller hereby transfers to the Program Agent “control” (as such term is defined in Article 9 of the UCC) of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, subject to the rights of the Collection Agent granted by the Program Agent under the terms of the Lock-Box Agreements. The Program Agent may notify the Obligors of Pool Receivables, at any time and at the Seller’s expense, of the ownership of Receivable Interests under this Agreement.

(b) Upon the occurrence and during the continuance of a Collection Agent Default:

(i) At the Program Agent’s request and at the Seller’s expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Program Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Program Agent or its designee.

(ii) The Seller authorizes the Program Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Program Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

SECTION 6.04. Rights and Remedies. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Program Agent’s costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

(b) The Seller and each Originator shall perform their respective obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Program Agent on behalf of the Investors, the Banks and the Investor Agents of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Program Agent, the Investors, the Investor Agents nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

(c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of any Purchase Agreement, the provisions of Article VI of this Agreement shall control.

SECTION 6.05. Further Actions Evidencing Purchases. Each Originator, Designated Entity and Intermediate SPV agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Program Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, each Originator, Designated Entity and Intermediate SPV will (i) upon the request of the Program Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Program Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; and (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that Receivable Interests therein have been sold; and each Originator, Designated Entity and Intermediate SPV authorizes the Seller or the Program Agent to file financing statements with respect to each Purchase Agreement to which such IR Party is a party as permitted by the UCC.

SECTION 6.06. Covenants of the Collection Agent and each Originator.

(a) Audits.

(i) The Collection Agent will, from time to time during regular business hours as reasonably requested by the Program Agent or any Investor Agent, permit the Program Agent, such Investor Agent, or their agents or representatives (including independent audit and consulting firms with expertise in securitization transactions and independent public accountants, which may be the Collection Agent’s independent public accountants), (x) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (y) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (z) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (y) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent’s performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

(ii) At any time when the Collection Agent is an Originator, a Designated Entity, an Intermediate SPV or the Seller, (x) the liability of the Collection Agent for expenses incurred in connection with the audits and visits under this Section 6.06(a) and for the audits and visits contemplated by the applicable sections of the applicable Purchase Agreements shall be limited as provided in Section 5.02(b), and (y) an audit of such Originator, Designated Entity, Intermediate SPV or the Seller, as applicable, under the applicable sections of the applicable Purchase Agreement shall be considered an audit of the Collection Agent for the purposes of the frequency of audits and visits under this Section 6.06(a).

(iii) [Intentionally omitted.]

(iv) Each Agent agrees that if any audit referred to in clause (x) of Section 6.06(a)(i) which is at the expense of the Collection Agent is conducted by such Agent or any of its Affiliates, the Collection Agent shall be liable only for the reasonable out-of-pocket expenses incurred by such Agent or any such Affiliate with respect thereto.

(b) Change in Credit and Collection Policy. Neither the Collection Agent nor any Originator will make any change in the Credit and Collection Policy that would impair the collectibility of any Pool Receivable or the ability of Parent, IR Parent, any Originator or any Affiliate of any of them (if it is acting as Collection Agent) to perform its obligations under this Agreement (any such change, an “Impairment Amendment”). In the event that the Collection Agent or any Originator makes any material change to the Credit and Collection Policy including any Impairment Amendment, notwithstanding the prohibition thereon set forth in the immediately preceding sentence, it shall, contemporaneously with such change, provide the Program Agent and each Investor Agent with an updated Credit and Collection Policy and a summary of all material changes. The Collection Agent shall, upon the written request of the Program Agent or any Investor Agent, promptly, and in any event within five Business Days of any such request, provide the Program Agent and each Investor Agent with a copy of the current Credit and Collection Policy. The Seller shall, at the time of any request for an extension of the Commitment Termination Date pursuant to the terms of the definition thereof, deliver to the Program Agent and each Investor Agent a copy of the current Credit and Collection Policy.

(c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Originator will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(d) Activities in Canada. The Collection Agent will not itself or through an agent acting on its behalf conduct any activities in Canada in connection with the servicing, administration or collection of the Receivables on behalf of any of the Agents, the Banks, the Investors, the Seller or the Intermediate SPVs, other than occasional activities in Canada which the Collection Agent reasonably determines, after consultation with a Canadian tax advisor, would not result in any of such persons carrying on business in Canada for purposes of the Tax Act.

(e) Canadian Contracts. The Collection Agent will ensure that the Contract with respect to each Canadian Receivable contains provisions to the effect that (i) all Collections with respect to such Canadian Receivable are payable only to locations in the United States in

United States dollars, (ii) any services rendered by or on behalf of any Originator or any of its assignees thereunder will not be rendered in Canada, and (iii) if the relevant Obligor has a billing address in the Province of Quebec, such Contract is governed by the laws of one of the States of the United States.

SECTION 6.07. Indemnities by the Collection Agent. Without limiting any other rights that the Program Agent, any Investor Agent, any Investor, any Bank, or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, a “Special Indemnified Party”) may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Special Indemnified Amounts”) arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income taxes, withholding taxes (in the case of withholding taxes, other than (i) withholding taxes that are imposed by Canada or any political subdivision thereof on any Affected Person or that are withheld from any Collections or other payments made hereunder or (ii) due to changes in law) or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

(i) any representation made or deemed made by the Collection Agent pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

(ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract; or the failure of any Pool Receivable or Contract to conform to any such applicable law, rule or regulation;

(iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(iv) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

(v) the commingling of Collections of Pool Receivables at any time by the Collection Agent with other funds;

(vi) any action or omission by the Collection Agent reducing or impairing the rights of the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

(vii) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

(viii) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01. Events of Termination. If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) The Collection Agent (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii), (iii), (iv) or (v) of this subsection (a)) and such failure shall remain unremedied for three Business Days, (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement (and if such failure is with respect to Yield or Fees, such failure shall remain unremedied for two Business Days), (iii) shall fail to deliver any Monthly Report when due and such failure shall remain unremedied for more than one Business Day, (iv) shall fail to deliver any Ingersoll-Rand Agreement Financial Amendment or Ingersoll-Rand Agreement Default Amendment or enter into any amendment or modification to any Transaction Document required by Section 5.02(g) hereof and such failure shall remain unremedied for more than 10 Business Days, or (v) shall fail to deliver any Weekly Report or Daily Report when due and, in the case of such a failure under this clause (v) caused by general legal constraint, general emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities or equipment failure, such failure shall remain unremedied for more than one Business Day, provided that the grace period set forth in this clause (v) shall not be applicable to more than one failure to deliver a Weekly Report or Daily Report in any calendar quarter; or

(b) The Seller shall fail to make any payment required under Section 2.04(e) and such failure shall remain unremedied for two Business Days; or

(c) Any representation or warranty made or deemed made by the Seller, the Undertaking Party, any Originator, Designated Entity or Intermediate SPV or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller, the

Undertaking Party or the Collection Agent or any Originator, Designated Entity or Intermediate SPV pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

(d) (i) The Seller shall fail to observe any term, covenant or agreement contained in any of Sections 5.01(t) through (v) or (ii) the Seller or any Originator, Designated Entity or Intermediate SPV shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to the Seller by the Program Agent or any Investor Agent (provided, that there shall be no such grace period or notice requirement if the Seller shall fail to observe Section 5.01(q) by becoming an “Additional Borrower” pursuant to the terms of the 2008 Credit Agreement or otherwise incurring any Debt pursuant to any Ingersoll-Rand Agreement); or

(e) Seller or any Intermediate SPV shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or any event or condition shall occur which results in the acceleration of the maturity of any Material Debt of IR Parent, Parent, any Originator or Designated Entity; or

(f) Any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section (it being agreed that any failure of any Underlying Inventory Security Interest to constitute a first priority security interest in the related inventory shall not, in and of itself, constitute an Event of Termination under this clause (f)); or

(g) IR Parent, Parent, the Seller, the Collection Agent or any Originator, Designated Entity or Intermediate SPV shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against IR Parent, Parent, the Seller, the Collection Agent or any Originator, Designated Entity or Intermediate SPV seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against IR Parent, Parent, the Seller, the Collection Agent or any Originator, Designated Entity or Intermediate SPV (but not instituted by IR Parent, Parent, the Seller, the Collection Agent or any Originator, Designated Entity or Intermediate SPV), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or IR Parent, Parent, the Seller, the Collection Agent or any Originator, Designated Entity or Intermediate SPV shall take any corporate, limited liability company or other action to authorize any of the actions set forth above in this subsection (g); or

(h) The average of the Delinquency Ratios as of the last day of any three consecutive calendar months shall exceed 5.75%; the average of the Default Ratios as of the last day of any three consecutive calendar months shall exceed 9.00%; the average of the Dilution Ratios as of the last day of any three consecutive calendar months shall exceed 11.00%; the average of the Loss-to-Liquidation Ratios as of the last day of any three consecutive calendar months shall exceed 1.00%; or the average of the Receivable Turnover Days as of the last day of any three consecutive calendar months shall exceed 60 days; or

(i) The sum of the Receivable Interests shall exceed the Maximum Percentage Factor, unless the sum of the Receivable Interests shall be reduced to an amount less than or equal to the Maximum Percentage Factor not later than one Business Day after the day of delivery of any Monthly Report or Weekly Report; or, if the Collection Agent is required to deliver Daily Reports, the most recent such report shows that Collections must be remitted to the Cure Account pursuant to Section 2.04(b)(ii) and the amount on deposit in the Cure Account on any Business Day (after giving effect to Collections so remitted) is less than the Cure Amount; or

(j) There shall have occurred any event or circumstance which may materially adversely affect (i) the ability of the Seller, the Undertaking Party, any Originator, Designated Entity or Intermediate SPV or the Collection Agent to perform its respective obligations under this Agreement or any other Transaction Document, (ii) the legality, validity or enforceability of any Transaction Document or (iii) the collectibility of the Receivables taken as a whole; or

(k) An “Event of Termination” or “Facility Termination Date” shall occur under any Purchase Agreement or any other Transaction Document, or any Purchase Agreement or any other Transaction Document shall cease to be in full force and effect or valid and binding on the Seller, any Originator, Designated Entity or Intermediate SPV, the Collection Agent or the Undertaking Party, as the case may be, or the Seller, any Originator, Designated Entity or Intermediate SPV, the Collection Agent or the Undertaking Party shall so state in writing; or

(l) (i) All of the outstanding beneficial interests of the Seller shall cease to be directly owned by one or more of the Intermediate SPVs or (ii) the majority of the outstanding capital stock or other equity interests, including a majority of the outstanding capital stock or other equity interests having ordinary voting power in the election of directors, of each Originator, Designated Entity and Intermediate SPV shall cease to be owned, directly or indirectly, by Parent or (iii) Parent shall cease to have the power, directly or indirectly, to elect a majority of the directors of any Originator, Designated Entity or Intermediate SPV or (iv) all of the outstanding capital stock of Parent shall cease to be owned, directly or indirectly, by IR Parent; or

(m) The Undertaking Party shall fail to (i) make any payment required by any Undertaking and such failure shall remain unremedied for three Business Days, or (ii) perform or observe any other term, covenant or agreement contained in any Undertaking and any such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to the Seller by the Program Agent or any Investor Agent; or

(n) Consolidated Debt at any time exceeds 65% of the sum of Consolidated Debt plus Consolidated Net Worth, provided that, for purposes of this Section 7.01(n) any preferred stock, except for auction-rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed $100,000,000, of a Consolidated Subsidiary held by a Person other than either of IR Parent or Parent or a wholly-owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in “Consolidated Debt”; or

(o) [Intentionally omitted]

(p) If (i) a Level 1 Downgrade Event occurs with respect to Parent in its capacity as Undertaking Party, and (ii) the long term public senior unsecured non-credit-enhanced debt securities of IR Parent have a rating, in the judgment of the Program Agent and each Investor Agent, at least as high as those of Parent, IR Parent, as Undertaking Party, fails to execute and deliver to the Program Agent replacement Undertakings substantially in the forms of Annex G-1 through Annex G-5 hereto, together with such opinions, resolutions, officers’ certificates and other documents and information as the Program Agent and the Investor Agents may reasonably request, in form and substance satisfactory to the Program Agent and each Investor Agent, to effectuate the replacement of Parent as Undertaking Party, within ten Business Days of the Level 1 Downgrade Event with respect to Parent; or

(q) Any member of the ERISA Group at the time in question shall fail to pay when due an amount or amounts which such member shall have become liable to pay under Title IV of ERISA (other than for premiums under Section 4007 of ERISA); or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group at the time in question, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans that could cause one or more members of the ERISA Group to incur a current payment obligation; and, in the case of each of the foregoing events under this Section 7.01(q), individually or in the aggregate, the liability could reasonably be expected to result in a material adverse effect on the business, financial position or results of operations or property of IR Parent and its Consolidated Subsidiaries, considered as a whole or a Material Adverse Effect on IR Parent, Parent, any Originator or the Seller; or

(r) One or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against IR Parent, Parent or any of their respective Subsidiaries or any combination thereof and such judgment or order shall continue unsatisfied and unstayed past due for a period of 30 days or for such longer period of time, not exceeding 90 days, during which, under applicable law, an appeal may be taken from such judgment or order without leave of the relevant court, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of IR Parent, Parent or any of their respective Subsidiaries to enforce any such judgment; or

(s) IR Company shall resign as Collection Agent;

then, and in any such event, any or all of the following actions may be taken by notice to the Seller: (x) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) if such Event of Termination is a Collection Agent Default, the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, designate another Person to succeed IR Company as the Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date and the Commitment Termination Date shall occur, the Collection Agent (if any of Parent, IR Parent, any Originator, or any of respective Affiliates) shall cease to be the Collection Agent, and the Program Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Investors, the Banks, the Investor Agents and the Program Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

SECTION 7.02. Removal of Originators. The parties hereto agree that, in order to avoid the occurrence of an Event of Termination under Section 7.01(l) as a result of the sale of an Originator to a third party (whether through the sale of equity interests of such Originator, a merger with such Originator or otherwise), the Seller, the applicable Intermediate SPV and any applicable Designated Entity may, upon not less than thirty (30) days prior written notice from the Seller to each Agent (which notice shall in any event be delivered to each Agent not less than thirty (30) days prior to the occurrence of such Event of Termination), cease purchasing or acquiring Originator Receivables, directly or indirectly, from such Originator, at which time such Originator shall cease to be an “Originator” for the purposes of this Agreement and the other Transaction Documents (such time, the “Originator Removal Effective Time”); provided, that (A) no Event of Termination or Incipient Event of Termination shall have occurred and be continuing or would result from such Originator ceasing to be an “Originator” for purposes of this Agreement and the other Transaction Documents or as a result of any of the other transactions contemplated to occur under this Section 7.02 in connection therewith, (B) effective as of the Originator Removal Effective Time, no further Originator Receivables created by such Originator may be transferred to any other IR Party pursuant to any Purchase Agreement, (C) such Originator shall not be a Designated Entity at the time of its removal unless each Originator from which such Designated Entity may acquire Originator Receivables pursuant to any Purchase Agreement is simultaneously removed as an “Originator” in compliance with the terms of this Section 7.02, (D) no Originator may cease to be an “Originator” if the aggregate Outstanding Balance of all Eligible Receivables created by such Originator (or if more than one such Originator, by such Originators) as of the applicable Originator Removal Effective Time, together with the aggregate Outstanding Balance of all Eligible Receivables created by each other Person which has ceased to be an “Originator” at any time as of the Originator Removal Effective Time with respect to such Person in each case, shall exceed 10% of the aggregate Outstanding Balance of all Eligible Receivables created by all Persons which were “Originators” as of the date hereof, determined as of the date hereof (and the Seller shall deliver to the Agents a certificate, in form satisfactory to the Agents, certifying in reasonable detail that the foregoing requirement has been satisfied), (E) after the Originator Removal Effective Time, such Originator shall continue to have obligations (x) under the Transaction Documents with respect to any breach of any representation or warranty by such Originator under any Transaction Document and (y) under any provision of any Transaction Document which is intended to survive the termination of such Transaction Document, including without limitation under any indemnity or expense reimbursement sections of any Transaction Document, (F) no Level 1 Downgrade Event or Level 2 Downgrade Event exists, and (G) prior to the Original Removal Effective Time, the Agents shall have received such documentation, reasonably satisfactory to the Agents, duly executed and delivered by the intended parties thereto, as is necessary in order to consummate the removal of any Originator as an “Originator” for the purposes of this Agreement and the other Transaction Documents. A notice from the Seller of the removal of an Originator may be withdrawn by a subsequent written notice to the Agents if it is determined that a proposed sale of such Originator to a third party will not be consummated.

ARTICLE VIII

THE PROGRAM AGENT

SECTION 8.01. Authorization and Action. Each Investor and each Bank hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Program Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Program Agent. The Program Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller, Parent, IR Parent or any Originator, Designated Entity or Intermediate SPV. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Program Agent ever be required to take any action which exposes the Program Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

SECTION 8.02. Program Agent’s Reliance, Etc. Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Program Agent under or in connection with this Agreement or the other Transaction Documents (including, without limitation, the Program Agent’s servicing, administering or collecting Pool Receivables as Collection Agent) or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Agent: (a) may consult with legal counsel (including counsel for any Investor Agent, the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor Agent, Investor or Bank (whether written or oral) and shall not be responsible to any Investor Agent, Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, IR Parent, Parent, any Originator, Designated Entity of Intermediate SPV or the Collection Agent or to inspect the property (including the books and records) of the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV or the Collection Agent; (d) shall not be responsible to any Investor Agent, Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or e-mail) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.03. CNAI and Affiliates. The obligation of Citibank to purchase Receivable Interests under this Agreement may be satisfied by CNAI or any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, CNAI shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Program Agent. CNAI and any of its Affiliates may generally engage in any kind of business with the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV, the Collection Agent or any Obligor or any of their respective Affiliates, all as if CNAI were not the Program Agent and without any duty to account therefor to the Investor Agents, Investors or the Banks.

SECTION 8.04. Indemnification of Program Agent. Each Bank agrees to indemnify the Program Agent (to the extent not reimbursed by the Seller, Parent, IR Parent, or any Originator, Designated Entity or Intermediate SPV), ratably according to the respective Percentage of such Bank, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Program Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent’s gross negligence or willful misconduct.

SECTION 8.05. Delegation of Duties. The Program Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Program Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.06. Action or Inaction by Program Agent. The Program Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investor Agents and assurance of its indemnification by the Banks, as it deems appropriate. The Program Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investor Agents and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors, Banks, the Program Agent and the Investor Agents. The Program Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination or any other action (whether or not an Incipient Event of Termination or Event of Termination exists) in each case as may be directed by the Investor Agents (subject to the other provisions of this Article VIII), but until the Program Agent receives such directions, the Program Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Program Agent deems advisable and in the best interests of the Investors and Banks.

SECTION 8.07. Notice of Events of Termination. The Program Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless the Program Agent has received notice from any Investor Agent, Investor, Bank, the Collection Agent, any Originator or the Seller stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If the Program Agent receives such a notice, it shall promptly give notice thereof to each Investor Agent whereupon each Investor Agent shall promptly give notice thereof to its respective Investors and Related Banks.

SECTION 8.08. Non-Reliance on Program Agent and Other Parties. Each Investor Agent, Investor and Bank expressly acknowledges that neither the Program Agent, any of its Affiliates nor any of their respective directors, officers, agents or employees has made any representations or warranties to it and that no act by the Program Agent hereafter taken, including any review of the affairs of the Seller, Parent, IR Parent or any Originator, Designated Entity or Intermediate SPV, shall be deemed to constitute any representation or warranty by the Program Agent. Each Investor and Bank represents and warrants to the Program Agent that, independently and without reliance upon the Program Agent, any of its Affiliates, any Investor Agent (except to the extent otherwise agreed in writing between such Investor and its Investor Agent) or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Parent, IR Parent and the Originators, Designated Entities and Intermediate SPVs, and the Receivable Interests and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by the Program Agent to any Investor Agent, Investor or Bank, the Program Agent shall not have any duty or responsibility to provide any Investor Agent, Investor or Bank with any information concerning the Seller, Parent, IR Parent or any Originator, Designated Entity or Intermediate SPV or any of their Affiliates that comes into the possession of the Program Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates. Without limiting the foregoing, each Bank acknowledges that it has, independently and without reliance upon the Program Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Furthermore, each Bank also acknowledges that it will, independently and without reliance upon the Program Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 8.09. Successor Program Agent. (a) The Program Agent may be removed for cause by Investor Agents representing the Majority Banks in good faith at any time upon at least thirty (30) days’ prior written notice, which notice shall set forth the cause for such removal; provided, however, that such removal shall not occur if the Program Agent shall have cured or eliminated such cause to the reasonable satisfaction of Investor Agents representing the Majority Banks on or prior to the proposed effective date of such removal. Such removal (where no cure has been effected) shall become effective upon the acceptance of appointment by a successor Program Agent as set forth below. Upon any such removal, Investor Agents representing the Majority Banks (with the approval of the Seller, which approval shall not be unreasonably withheld and shall not be required if an Incipient Event of Termination or an Event of Termination has occurred and is continuing) shall have the right to appoint a successor Program Agent.

(b) The Program Agent may, upon at least thirty (30) days’ notice to the Seller and each Investor Agent, resign as Program Agent. Such resignation shall not become effective until a successor agent is appointed by Investor Agents representing the Majority Banks (with the approval of the Seller, which approval shall not be unreasonably withheld and shall not be required if an Incipient Event of Termination or an Event of Termination has occurred and is continuing) and has accepted such appointment.

(c) Upon such acceptance of its appointment as Program Agent hereunder by a successor Program Agent, such successor Program Agent shall succeed to and become vested with all the rights and duties of the retiring Program Agent, and the retiring Program Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Program Agent’s resignation hereunder, the provisions of this Article VIII and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Program Agent.

SECTION 8.10. Reports and Notices. The Program Agent hereby agrees to provide each Investor Agent with copies of all material notices, reports and other documents provided to the Program Agent by the Seller or the Collection Agent hereunder (other than any notices received by the Program Agent referred to in any of the definitions of Assignee Rate, Investor Rate or Fixed Period) which are not otherwise required to be provided by the Seller or the Collection Agent directly to the Investor Agents in accordance with the terms hereof.

ARTICLE IX

THE INVESTOR AGENTS

SECTION 9.01. Authorization and Action. Each Investor and each Bank which belongs to the same Group hereby appoints and authorizes the Investor Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Investor Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. No Investor Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Investor Agent. No Investor Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller, Parent, IR Parent or any Originator, Designated Entity or Intermediate SPV. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Investor Agent ever be required to take any action which exposes such Investor Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

SECTION 9.02. Investor Agent’s Reliance, Etc. No Investor Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as an Investor Agent under or in connection with this Agreement or the other Transaction Documents (i) with the consent or at the request or direction of the Investors and Banks in its Group or (ii) in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, an Investor Agent: (a) may consult with legal counsel (including counsel for the Program Agent, the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV or the Collection Agent or to inspect the property (including the books and records) of the Seller, IR Parent, Parent, any Originator, Designated Entity, Intermediate SPV or the Collection Agent; (d) shall not be responsible to any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or e-mail) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03. Investor Agents and Affiliates. With respect to any Receivable Interest or interest therein owned by it, each Investor Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Investor Agent. Each Investor Agent and any of its Affiliates may generally engage in any kind of business with the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, IR Parent, Parent, any Originator, Designated Entity or Intermediate SPV, the Collection Agent or any Obligor or any of their respective Affiliates, all as if such Investor Agent were not an Investor Agent and without any duty to account therefor to any Investors or Banks.

SECTION 9.04. Indemnification of Investor Agents. Each Bank in each Group agrees to indemnify the Investor Agent for such Group (to the extent not reimbursed by the Seller, Parent, IR Parent, or any Originator, Designated Entity or Intermediate SPV), ratably according to the proportion of the Percentage of such Bank to the aggregate Percentages of all Banks in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Investor Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Investor Agent under this Agreement or any other Transaction Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Investor Agent’s gross negligence or willful misconduct.

SECTION 9.05. Delegation of Duties. Each Investor Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Investor Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.06. Action or Inaction by Investor Agents. Each Investor Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investors and Banks in its Group and assurance of its indemnification by the Banks in its Group, as it deems appropriate. Each Investor Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investors and Banks in its Group and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors and Banks in its Group.

SECTION 9.07. Notice of Events of Termination. No Investor Agent shall be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless such Investor Agent has received notice from the Program Agent, any other Investor Agent, any Investor or Bank, the Collection Agent, any Originator or the Seller stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If an Investor Agent receives such a notice, it shall promptly give notice thereof to the Investors and Banks in its Group and to the Program Agent (but only if such notice received by such Investor Agent was not sent by the Program Agent). Each Investor Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investors and Banks in its Group (subject to the other provisions of this Article IX), but until such Investor Agent receives such directions, such Investor Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Investor Agent deems advisable and in the best interests of the Investors and Banks in its Group.

SECTION 9.08. Non-Reliance on Investor Agent and Other Parties. Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor Agent, Investor and Bank in the same Group expressly acknowledges that neither the Investor Agent for its Group, any of its Affiliates nor any of such Investor Agent’s or Affiliate’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Investor Agent hereafter taken, including any review of the affairs of the Seller, Parent, IR Parent or any Originator, Designated Entity or SPV, shall be deemed to constitute any representation or warranty by such Investor Agent. Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor Agent, Investor and Bank in the same Group represents and warrants to the Investor Agent for such Group that, independently and without reliance upon such Investor Agent, any of its Affiliates, any other Investor Agent, the Program Agent or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Parent, IR Parent and the Originators, Designated Entities and Intermediate SPVs and the Receivable Interests and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by an Investor Agent to any Investor or Bank in its Group, no Investor Agent shall have any duty or responsibility to provide any Investor or Bank in its Group with any information concerning the Seller, Parent, IR Parent or any Originator, Designated Entity or Intermediate SPV or any of their Affiliates that comes into the possession of such Investor Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 9.09. Successor Investor Agent. Any Investor Agent may, upon at least thirty (30) days’ notice to the Program Agent, the Seller and the Investors and Banks in its Group, resign as Investor Agent for its Group. Such resignation shall not become effective until a successor investor agent is appointed by the Investors and Banks in its Group and has accepted such appointment. Upon such acceptance of its appointment as Investor Agent for such Group hereunder by a successor Investor Agent, such successor Investor Agent shall succeed to and become vested with all the rights and duties of the retiring Investor Agent, and the retiring Investor Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Investor Agent’s resignation hereunder, the provisions of this Article IX and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Investor Agent.

SECTION 9.10. Reliance on Investor Agent. Unless otherwise advised in writing by an Investor Agent or by any Investor or Bank in such Investor Agent’s Group, each party to this Agreement may assume that (i) such Investor Agent is acting for the benefit and on behalf of each of the Investors and Banks in its Group, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Investor Agent has been duly authorized and approved by all necessary action on the part of the Investors and Banks in its Group.

ARTICLE X

INDEMNIFICATION

SECTION 10.01. Indemnities by the Seller. Without limiting any other rights that the Program Agent, the Investor Agents, the Investors, the Banks, any related commercial paper issuer of an Investor, or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income taxes or withholding taxes (in the case of withholding taxes, other than (i) withholding taxes that are imposed by Canada or any political subdivision thereof on any Affected Person or that are withheld from any Collections or other payments made hereunder or (ii) due to changes in law) incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the characterization in any Seller Report or other written statement made by or on behalf of the Seller of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Seller Report or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

(ii) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

(iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(iv) the sale by the Seller of any Receivable in violation of applicable laws, rules or regulations;

(v) the failure to vest in the Investors and/or the Banks, as the case may be, (a) a perfected undivided percentage interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim (it being agreed that this clause (v) is not intended to be an indemnity for the failure of any Underlying Inventory Security Interest to constitute a first priority security interest in the related inventory);

(vi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

(viii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

(ix) any products liability or other claim by an Obligor or other third party arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(x) the commingling of Collections of Pool Receivables at any time with other funds;

(xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract;

(xii) any failure of the Seller to comply with its covenants contained in this Agreement or any other Transaction Document; or

(xiii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller, any Originator, Designated Entity or Intermediate SPV or the Collection Agent therefrom shall be effective unless in a writing signed by each Investor Agent and the Program Agent (and, in the case of any amendment, also signed by the Seller and the Originators, Designated Entities and Intermediate SPVs party hereto; provided, however, that the signatures of the Seller and the Originators, Designated Entities and Intermediate SPVs shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Collection Agent at any time when the Collection Agent is not an Originator or an Affiliate of the Originator or a successor Collection Agent is designated by the Program Agent pursuant to Section 6.01), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to the Program Agent and each Investor Agent, affect the rights or duties of the Collection Agent under this Agreement. No failure on the part of the Investors, the Banks, the Investor Agents or the Program Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 11.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received. A copy of all notices to the Seller under Section 8.01 or with respect to amendments under Section 11.01 shall be sent to Wilmington Trust Company, as Owner Trustee, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

SECTION 11.03. Assignability. (a) This Agreement and the Investors’ rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investors and their successors and assigns to the Related Banks in their Group and, unless, immediately after giving effect to such assignment, Seller would become obligated to pay amounts under Section 2.10(a) as a result of the deduction of taxes (in which case, such assignment shall be permitted only with the prior written consent of the Seller), to any other Eligible Assignee. Each assignor of a Receivable Interest or any interest therein shall notify its Investor Agent and the Program Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with the assignment, disclose to any assignee or potential assignee any information relating to the Seller or any Originator, Designated Entity or Intermediate SPV, including the Receivables, furnished to such assignor by or on behalf of the Seller or by the Program Agent or its Investor Agent; provided that, prior to any such disclosure, such assignee or potential assignee agrees to preserve the confidentiality of such information in accordance with the provisions of Section 11.06 hereof.

(b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it) unless, immediately after giving effect to such assignment, Seller would become obligated to pay amounts under Section 2.10(a) as a result of the deduction of taxes (in which case, such assignment shall be permitted only with the prior written consent of the Seller). The parties to each such assignment shall execute and deliver to the Program Agent (with a copy to the assignor’s Investor Agent) an Assignment and Acceptance (which includes, among other things, an agreement by the assignee to abide by all obligations applicable to a Bank hereunder, including Section 11.06). In addition, notwithstanding any other provision of this Section 11.03, each Bank or any of its Affiliates may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement or under the Asset Purchase Agreement of such Bank or the applicable Affiliate to secure obligations of such Bank or such Affiliate to any Federal Reserve Bank, without notice to or consent of the Seller or the Program Agent or any Investor Agent; provided that no such pledge or grant of a security interest shall release such Bank or the applicable Affiliate from any of its obligations hereunder or under the applicable Asset Purchase Agreement, as the case may be, or substitute any such pledgee or grantee for such Bank or Affiliate as a party hereto or to the Asset Purchase Agreement, as the case may be.

(c) This Agreement and the rights and obligations of the Program Agent herein shall be assignable by the Program Agent and its successors and assigns.

(d) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent and each Investor Agent.

(e) Solely with respect the Groups the Investor Agent of which is BofA or JPMC:

(i) At any time on or prior to the Commitment Termination Date for the applicable Investor in such Group, if the related Investor Agent on behalf of such Investor so elects, by written notice to the Program Agent, the Seller hereby irrevocably requests and directs that such Investor assign, and such Investor does hereby assign effective on the “Assignment Date” referred to below all or such portions as may be elected by the Investor of its interest in the Capital and

Receivable Interests at such time to its Related Banks pursuant to this Section 11.03(e)(i) and the Seller hereby agrees to pay the amounts described in Section 11.03(e)(ii); provided that unless such assignment is an assignment of all of such Investor’s interest in the Capital and Receivable Interests in whole on or after the Conduit Investment Termination Date (defined below), no such assignment shall take place pursuant to this Section 11.03(e)(i) if an Event of Termination described in Section 7.01(g) shall then exist; and provided further that no such assignment shall take place pursuant to this Section 11.03(e)(i) at a time when an event of bankruptcy with respect to such Investor exists. No further documentation or action on the part of such Investor or the Seller shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the related Investor Agent on behalf of such Investor referred to in such sentence and the delivery by the related Investor Agent of a copy of such notice to the Related Banks in the related Group (the date of the receipt by such Related Banks of any such notice being the “Assignment Date”). Each Related Bank in the related Group hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount (defined below) on such Assignment Date to the applicable Investor in immediately available funds to an account designated by the related Investor Agent. Upon payment of its Assignment Amount, such Related Bank shall acquire an interest in the Capital and Receivable Interests equal to its pro rata share (based on the outstanding portions of the Capital funded by it) of the assigned portion of the Capital and Receivable Interests. Upon any assignment in whole by an Investor in such Group to its Related Banks on or after the Conduit Investment Termination Date as contemplated hereunder, such Investor shall cease to purchase any additional Receivable Interests hereunder. At all times prior to the Conduit Investment Termination Date, nothing herein shall prevent the Investor from making a subsequent purchase of Receivable Interests hereunder, in its sole discretion, following any assignment pursuant to this Section 11.03(e)(i) or from making more than one assignment pursuant to this Section 11.03(e)(i).

(ii) The Seller shall pay to the applicable Investor Agent, for the account of the applicable Investor, in connection with any assignment by such Investor to the Related Banks in its Group pursuant to Section 11.03(e)(i), an aggregate amount equal to all Yield to accrue through the end of the current Fixed Period to the extent attributable to the portion of the Capital so assigned to the Related Banks (which Yield shall be determined for such purpose using the Investor Rate most recently determined by the applicable Investor Agent) (as determined immediately prior to giving effect to such assignment), plus all other amounts then owing to such Investor (other than the Capital and other than any Yield not described above) related to the portion of the Capital so assigned to the Related Banks in its Group. If the Seller fails to make payment of such amounts at or prior to the time of assignment by the Investor to the Related Banks, such amount shall be paid by the Related Banks (in accordance with their respective pro rata shares) to the Investor as additional consideration for the interests assigned to the Related Banks and the amount of the “Capital” hereunder held by the Related Banks shall be increased by an amount equal to the additional amount so paid by the Related Banks.

(iii) After any assignment in whole by an Investor to its Related Banks pursuant to Section 11.03(e)(i) at any time on or after the related Conduit Investment Termination Date, all payments to be made hereunder by the Seller or the Collection Agent to such Investor shall be made to the applicable Investor Agent’s account as such account shall have been notified to the Seller and the Collection Agent.

(iv) In the event that the aggregate of the Assignment Amounts paid by the Related Banks pursuant to Section 11.03(e)(i) on any Assignment Date occurring on or after the Conduit Investment Termination Date is less than the Capital of the Investor on such Assignment Date, then to the extent Collections thereafter received by its Investor Agent hereunder in respect of the Capital exceed the aggregate of the unrecovered Assignment Amounts and Capital funded by such Related Banks, such excess shall be remitted by such Investor Agent to the Investor for the account of the Investor.

(v) For the purposes of this Section 11.03(e), the following terms shall have the following definitions:

(a)	“Assignment Amount” means, with respect to an Investor at the time of any assignment pursuant to Section 11.03(e)(i), an amount equal to the least of (a) such Investor’s pro rata share of the Capital requested by the Investor to be assigned at such time; (b) the Related Bank’s unused Commitment (minus the unrecovered principal amount of such Related Bank’s investments in the Receivable Interest pursuant to the Asset Purchase Agreement to which it is a party); and (c) in the case of an assignment on or after the applicable Conduit Investment Termination Date, an amount equal to (A) the sum of such Related Bank’s pro rata share of its Group’s percentage of (i) the aggregate Outstanding Balance of the Receivables (other than Defaulted Receivables), plus (ii) all Collections received by the Collection Agent but not yet remitted by the Collection Agent to the Agents, plus (iii) any amounts in respect of deemed Collections required to be paid by the Seller at such time in accordance with Section 2.04.

(b)	“Conduit Investment Termination Date” means, with respect to the applicable Investor, the date of the delivery by such Investor to the Seller of written notice that such Investor elects, in its sole discretion, to permanently cease to fund the purchase of Receivable Interests hereunder. For the avoidance of doubt, the delivery of any such written notice by such Investor shall not relieve or terminate the obligations of any Related Bank in its Group to fund any purchase of Receivable Interests.

SECTION 11.04. Costs and Expenses. (a) In addition to the rights of indemnification granted under Section 10.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Program Agent, CNAI, each Investor Agent, each Investor, each Bank and their respective Affiliates with respect thereto and with respect to advising the Program Agent, CNAI, each Investor Agent, each Investor, each Bank and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Program Agent, CNAI, the Investor Agents, the Investors, the Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

(b) In addition, the Seller shall pay (i) to the extent not included in the calculation of Yield, any and all commissions of placement agents and dealers in respect of promissory notes or commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, and (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of any Investor’s promissory note or commercial paper program, as the case may be, in connection with the preparation, completion, issuance, delivery or payment of promissory notes or commercial paper issued to fund the purchase or maintenance of any Receivable Interest.

(c) Further, the Seller agrees to pay all Liquidation Fees and any and all other breakage and other expenses of the Program Agent, the Investor Agents, the Investors and the Banks (including, without limitation, reasonable attorneys’ fees and disbursements and the cost including accrued interest, of terminating or transferring any agreements such as interest rate swaps, over-the-counter forward agreements and future contracts engaged by the Investors, the Banks, the Investor Agents or the Program Agent) in connection with any reduction of the Capital relating to the funding or maintenance of any Receivable Interest (or portion thereof).

SECTION 11.05. No Proceedings; Waiver of Consequential Damages. (a) Each of the Seller, the Program Agent, each Investor Agent, the Collection Agent, each Originator, Designated Entity, Intermediate SPV and Originator, each Investor (with respect to each other Investor), each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, any Investor or its related commercial paper issuer, if applicable, any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

(b) Each Originator, each Designated Entity, each Intermediate SPV, the Collection Agent and the Seller agree that no Indemnified Party shall have any liability to them or any of their securityholders or creditors in connection with this Agreement, the other Transaction Documents or the transactions contemplated thereby on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

SECTION 11.06. Confidentiality. (a) The Seller, each Originator, Designated Entity and Intermediate SPV and the Collection Agent each agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to the legal counsel and auditors of the Seller, each Originator, Designated Entity and Intermediate SPV, IR Parent, Parent and the Collection Agent if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party (including any stock exchange on which the capital stock of IR Parent or Parent is traded); and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(b) Each Investor, each Bank, each Investor Agent and the Program Agent agrees to maintain the confidentiality of all information with respect to the Seller, IR Parent, Parent, the Originators or the Receivables Pool (including the Seller Reports) furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party’s legal counsel and auditors and to such party’s assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential, (ii) to the rating agencies and any related commercial paper issuer and the providers of credit enhancement or liquidity for each Investor, and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

(c) Notwithstanding any other provision herein, each party hereto (and each employee, representative or other agent of each party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 11.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND THE PURCHASE AGREEMENTS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 11.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 11.09. Survival of Termination. The provisions of Sections 2.08, 2.09, 2.10, 6.07, 10.01, 11.04, 11.05, 11.06, 11.12 and 11.13 shall survive any termination of this Agreement.

SECTION 11.10. Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Seller, the Collection Agent and each Originator, Designated Entity and Intermediate SPV consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 11.02. Nothing in this Section 11.10 shall affect the right of the Investors, any Bank, or any Agent to serve legal process in any other manner permitted by law.

SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

SECTION 11.12. No Recourse Against Investors, Stockholders, Officers or Directors. (a) Notwithstanding anything to the contrary contained in this Agreement, the obligations of any Investor under this Agreement and all other Transaction Documents are solely the corporate obligations of such Investor and shall be payable solely to the extent of funds received from the Seller in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing commercial paper and shall only be required to pay amounts payable by the Seller hereunder and under the other Transaction Documents from funds of the Seller other than the proceeds of the Receivables Interests to the extent it has such funds. Any amounts which such Investors do not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Federal Bankruptcy Code) against or corporate obligation of such Investors for any such insufficiency unless and until such Investors satisfy the provisions above.

(b) No recourse under any obligation, covenant, or agreement of any Investor contained in this Agreement shall be had against any corporate services provider to such Investor (or any Affiliate thereof), commercial paper issuer to such Investor, or any stockholder, employee, officer, director or incorporator of such Investor or beneficial owner of any of them, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Investor, and that no personal liability whatsoever shall attach to or be incurred by any corporate services provider (or any Affiliate thereof), or the stockholder, employee, officer, director or incorporator of such Investor or beneficial owner of any of them, as such, or any of them under or by reason of any of the obligations, covenants or agreements of such Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of such corporate services provider (or any Affiliate thereof), commercial paper issuer to such Investor, and every such stockholder, employee, officer, director or incorporator of such Investor or beneficial owner of any of them is hereby expressly waived as a condition of and consideration for the execution of this Agreement; provided, however, that an Investor shall be considered to be an Affiliate of its corporate services provider; and provided, further, that this Section 11.12 shall not relieve any such stockholder, employee, officer, director or incorporator of any Investor or beneficial owner of any of them of any liability it might otherwise have for its own intentional misrepresentation or willful misconduct.

SECTION 11.13. Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement of the Seller, (b) each of the representations, waivers, undertakings and agreements herein made on the part of the Seller is made and intended not as personal representations, waivers, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Seller, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d)under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller under this Agreement or any other related documents.

SECTION 11.14. Federal Tax Treatment. (a) Notwithstanding anything herein to the contrary, for United States federal income tax purposes, the parties hereto agree to treat the sale of Receivable Interests pursuant to this Agreement as a loan secured by the Receivables.

(b) The parties hereto acknowledge, that for U.S. federal income tax purposes, the Seller shall be treated as a security collateral device for the benefit of the Intermediate SPVs and the Seller will not be treated as a partnership or as an association or publicly traded partnership taxable as a corporation.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

IR RECEIVABLES FUNDING TRUST, as Seller

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as statutory trustee under the Trust Agreement of IR Receivables Funding Trust

By:
	Name:	Jeanne M. Oller
	Title:	Assistant Vice President

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attn: David Kuhl Facsimile No.:

CAFCO, LLC, as an Investor

By:	Citicorp North America, Inc., as Attorney in fact

By:
	Name:	JUNETTE M. EARL
	Title:	Vice President

750 Washington Boulevard, 8th Floor Stamford, CT 06901 Attention: Global Securitized Products Facsimile No.: 914-274-9038

ENTERPRISE FUNDING COMPANY LLC, as an Investor

By:
	Name:	Kevin P. Burns
	Title:	Vice President

c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, NY 11747 Facsimile No.: 212-302 -8767

With copy to Bank of America:

Bank of America, National Association 214 North Tryon Street, 21st Floor NC1-027-19-01 Charlotte, NC 28255 Attention: ABCP Conduit Group Facsimile No.: 704-388-9169

JS SILOED TRUST, as an Investor

By:	JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Administrative Trustee

By:
	Name:	Joel C. Gedroic
	Title:	Executive Director

270 Park Avenue, 10th Floor New York, NY 10017 Attention: Joel Gedroic Facsimile No.: 212-834-6566

CITICORP NORTH AMERICA, INC., as Program Agent and an Investor Agent

By:
	Name:	JUNETTE M. EARL
	Title:	Vice President

750 Washington Boulevard, 8th Floor Stamford, CT 06901 Attention: Global Securitized Products Facsimile No.: 914-274-9038

BANK OF AMERICA, N.A., as an Investor Agent

By:
	Name:	J. Matt Hawkins
	Title:	Vice President

Bank of America, National Association 214 North Tryon Street, 21st Floor NCI-027-19-01 Charlotte, NC 28255 Attention: ABCP Conduit Group Facsimile No.: 704-388-9169

JPMORGAN CHASE BANK, N.A., as an Investor Agent

By:
	Name:	Joel C. Gedroic
	Title:	Executive Director

270 Park Avenue, 10th Floor New York, NY 10017 Attention: Joel Gedroic Facsimile No.: 212-834-6566

CITIBANK, N.A., as a Bank

By:
	Name:	JUNETTE M. EARL
	Title:	Vice President

Percentage: 38.461538%

750 Washington Boulevard, 8th Floor Stamford, CT 06901 Attention: Global Securitized Products Facsimile: 914-274-9038

BANK OF AMERICA, N.A., as a Bank

By:
	Name:	J. Matt Hawkins
	Title:	Vice President

Percentage: 30.769231%

Bank of America, National Association 214 North Tryon Street, 21st Floor NCI-027-19-01 Charlotte, NC 28255 Attention: ABCP Conduit Group Facsimile No.: 704-388-9169

JPMORGAN CHASE BANK, N.A., as a Bank

By:
	Name:	Joel C. Gedroic
	Title:	Executive Director

Percentage: 30.769231%

270 Park Avenue, 10th Floor New York, NY 10017 Attention: Joel Gedroic Facsimile No.: 212-834-6566

INGERSOLL-RAND COMPANY, as Collection Agent and an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

HUSSMANN CORPORATION, as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

TAYLOR INDUSTRIES, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

HUSSMANN SERVICES CORPORATION, as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

INGERSOLL-RAND INDUSTRIAL REFRIGERATION, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

REFRIGERATION ENGINEERING, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

KRACK CORPORATION, as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

NELSON REFRIGERATION INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

ROGERS REFRIGERATION CO., INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

WHS REFRIGERATION SYSTEMS, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

TERRY D. CARTER SERVICE CO., INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

CRYSTAL REFRIGERATION, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

REFRIGERATION SERVICE & DESIGN, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

THERMO KING DE PUERTO RICO, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

THERMO KING SVC, INC., as an Originator

By:
	Name:	Thomas W. Alston
	Title:	Treasurer

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

THERMO KING CORPORATION, as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

CHECKER FLAG PARTS, INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

CLUB CAR, INC., as an Originator and a Designated Entity

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

VON DUPRIN LLC, as an Originator and a Designated Entity

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

SCHLAGE LOCK COMPANY LLC, as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

TRANE U.S. INC., as an Originator

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

IR CLIMATE RECEIVABLES FUNDING INC., as an Intermediate SPV

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

IR INDUSTRIAL RECEIVABLES FUNDING LLC, as an Intermediate SPV

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

IR SECURITY RECEIVABLES FUNDING LLC, as an Intermediate SPV

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.

ASI RECEIVABLES FUNDING LLC, as an Intermediate SPV

By:
Name:
Title:

One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Attention: David Kuhl Facsimile No.